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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-130580

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 21, 2005)

HSBC Finance Corporation
HSBC Finance InterNotes®

        We may offer to sell our HSBC Finance InterNotes® from time to time. The specific terms of each issue of InterNotes® are set prior to the time of sale and will be described in a separate pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest. The applicable pricing supplement will specify the purchase price, agent discounts and commissions and net proceeds for any offering of notes.

        We may offer the notes to or through agents for resale. The agents are not required to sell any specific amount of notes but will use their reasonable best efforts to sell the notes. We also may offer the notes directly. We have not set a date for the termination of our offering.

        The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. Unless otherwise specified in the applicable pricing supplement, we do not intend to list the notes on any stock exchange.

        Potential purchasers of the notes should read and consider the information set forth in "Risk Factors" on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is accurate or complete. Any representation to the contrary is a criminal offense.

        HSBC Finance may use this prospectus supplement and the accompanying prospectus in connection with the initial sale of these securities. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC Finance, may use this prospectus supplement and the accompanying prospectus in market-making transactions in these or similar securities after their initial sale. UNLESS HSBC FINANCE OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE BEING USED IN A MARKET-MAKING TRANSACTION.

Joint Lead Managers and Lead Agents

Banc of America Securities LLC	HSBC	Incapital LLC

Agents

A.G. Edwards & Sons, Inc.	Charles Schwab & Co., Inc.
Citigroup	Edward D. Jones & Co., L.P.
Fidelity Capital Markets Services,	Merrill Lynch & Co.
a division of National Financial Services LLC
Morgan Stanley	RBC Dain Rauscher Inc.
UBS Investment Bank	Wachovia Securities

Prospectus Supplement dated November 16, 2007

InterNotes® is a registered trademark of Incapital Holdings LLC.

ii

SUMMARY

        This section summarizes the legal and financial terms of the notes that are described in more detail in "Description of InterNotes®". Specific terms of any particular notes are set at the time of sale and are contained in the pricing supplement relating to those notes. That pricing supplement may also add to or update the information contained in this prospectus supplement or the accompanying prospectus. You should read the more detailed information appearing in this prospectus supplement, the accompanying prospectus and in the pricing supplement before you decide to purchase any of the notes.

Issuer	HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070; phone (847) 564-5000
Purchasing Agent	The purchasing agent is Incapital LLC.
Joint Lead Managers and Lead Agents	The joint lead managers and lead agents are Banc of America Securities LLC, HSBC Securities (USA) Inc. and Incapital LLC.
Agents	The agents include:
A.G. Edwards & Sons, Inc.
Charles Schwab & Company, Incorporated
Citigroup Global Markets Inc.
Edward D. Jones & Co., L.P.
Fidelity Capital Markets Services,
    a division of National Financial Services LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
RBC Dain Rauscher Inc.
UBS Securities LLC
Wachovia Securities LLC
Title of Notes	HSBC Finance InterNotes®
Amount	There are no limitations on our ability to issue additional indebtedness in the form of InterNotes® or otherwise.
Denominations	The notes will be issued and sold in denominations of $1,000 and multiples of $1,000 (unless otherwise stated in the pricing supplement).
Status	The notes are our senior, unsecured obligations. The notes rank equally with our other existing and future unsecured senior indebtedness.
Maturities	The notes are due nine months or more from the date of issue.

Interest	•	Each note bears interest from the issue date at either a fixed or floating rate of interest. Any floating interest rate formula would be based on:
		•	LIBOR;
		•	the Treasury rate;
		•	the prime rate;
		•	the Federal Funds rate; or
		•	another index described in the applicable pricing supplement.
	•	Interest on each note is payable either monthly, quarterly, semi-annually or annually on each interest payment date and on the maturity date. Interest also will be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to maturity.
Principal	The principal amount of the notes is payable on the maturity date at the corporate trust office of the paying agent or at any other place we may designate.
Redemption and Repayment	•	Unless stated in the applicable pricing supplement, the notes are not redeemable at our option or repayable at the option of the holder prior to the maturity date; and
	•	The notes are not subject to any sinking fund.
Survivor's option	Specific notes may contain a provision that requires us, upon request, to redeem those notes prior to maturity upon the death of the owner of the notes. This survivor's option will only be permitted if it is specified in the pricing supplement for the notes and the notes were acquired by the deceased owner at least six months prior to the exercise of the option. The right to exercise the survivor's option is subject to annual dollar amount limits with respect to the exercise of this right by a single owner as well as the total exercises by all owners of notes who have a survivor's option. Additional details about this option are described under the heading "DESCRIPTION OF INTERNOTES — Survivor's Option."
Sale and Clearance	We will sell notes in the United States only. Notes are issued in book-entry only form and clear through The Depository Trust Company, or DTC. We do not intend to issue notes in certificated form.
Trustee	The trustee for the notes is The Bank of New York Trust Company, N.A.

Selling Group	The selling group for the notes is comprised of the agents named on the cover of this prospectus supplement and certain other broker-dealers and securities firms. The purchasing agent and the agents have entered into a Selling Agent Agreement with us. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the purchasing agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements. You may contact the purchasing agent at info@incapital.com for a list of selling group members.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

        We may use this prospectus supplement, together with the accompanying prospectus, a pricing supplement or any other offering material, to offer notes from time to time. This prospectus supplement and the accompanying prospectus also may be used in market-making transactions, as described under the heading "PLAN OF DISTRIBUTION."

        This prospectus supplement provides you with a general description of the notes we may offer. If information in this prospectus supplement is inconsistent with that in the accompanying prospectus, this prospectus supplement will apply and you should not rely on the information in the prospectus.

        Each time we offer to sell notes, we will provide a pricing supplement to this prospectus supplement that will contain specific information about the terms of that offering. The pricing supplement may also add to or update the information contained in this prospectus supplement or the accompanying prospectus. Information in the pricing supplement will replace any inconsistent information in this prospectus supplement, or the accompanying prospectus, including any changes in the method of calculating interest on any note. Before you agree to purchase any notes, you should read this prospectus supplement, the accompanying prospectus and any pricing supplement together with the additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" in the accompanying prospectus.

        In this prospectus supplement and the accompanying prospectus, us, we, the company and HSBC Finance refer to HSBC Finance Corporation. Prior to December 15, 2004, HSBC Finance Corporation was known as Household International, Inc. Consequently, any references herein to HSBC Finance for periods prior to December 15, 2004, shall be deemed to refer to Household International, Inc. When we refer to the prospectus, we mean the prospectus dated December 21, 2005.

        YOU SHOULD RELY ONLY ON THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

RISK FACTORS

        Your investment in the notes will involve certain risks. This prospectus supplement does not describe all of those risks. Neither we nor the agents are responsible for advising you of these risks now or as they may change in the future.

        In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are not knowledgeable about the significant elements of the notes or financial matters in general. You should not purchase notes unless you understand and know you can bear these investment risks.

        Redemption — We may choose to redeem certain notes when prevailing interest rates are relatively low.

        If your notes are redeemable at our option (as specified in the applicable pricing supplement), we may choose to redeem your notes from time to time. Prevailing interest rates at the time we redeem your notes would likely be lower than the rate borne by the notes. In such a case, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as our redemption date approaches.

        Uncertain Trading Markets — We cannot assure you that a trading market for your notes will ever develop or be maintained.

        Many factors independent of our creditworthiness affect the trading market and market value of your notes. Those factors may include, without limitation:

  •
  the method of calculating the principal and interest for the notes;

  •
  the time remaining to the maturity of the notes;

  •
  the outstanding amount of the notes;

  •
  the redemption or repayment features of the notes;

  •
  market rates of interest; and

  •
  the level, direction and volatility of interest rates generally.

        In addition, there may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

        Structure Risks of Notes Indexed to Interest Rates — Floating rate notes bear additional risks.

        If your notes bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, values of certain interest rates have been volatile, and volatility in those and other interest rates may be expected in the future.

DESCRIPTION OF INTERNOTES®

General

        We will issue the InterNotes® as a series of debt securities under an indenture between HSBC Finance and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.). This prospectus supplement briefly summarizes the indenture provisions. If you would like more information concerning these provisions, you should review the indenture that we filed with the SEC. You may also review the indenture at the office of the trustee.

        The indenture does not limit the amount of notes or other debt securities that we may issue. Each offering of notes may differ as to their terms. Information concerning our outstanding debt is found in the recent filings we have made with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION" in the accompanying prospectus.

        The notes will be unsecured, senior debt and will rank equally with all of our other existing and future unsecured, senior indebtedness. The notes will be issued in "book-entry" form, represented by a permanent global certificate registered in the name of DTC, or its nominee. We do not intend to issue notes in individual certificated form registered in the name of each owner.

        Notes issued in accordance with this prospectus supplement, the accompanying prospectus and a related pricing supplement will also have the following general characteristics:

  •
  the notes may be offered from time to time by us through the purchasing agent and the agents and will mature on any day nine months or more from the issue date. Each note will bear interest from the issue date at either a fixed or floating rate of interest;

  •
  the notes are not subject to any sinking fund;

  •
  the minimum denomination of the notes will be $1,000 and multiples of $1,000 (unless otherwise stated in the applicable pricing supplement); and

  •
  the notes will not be listed on any securities exchange (unless otherwise stated in the applicable pricing supplement).

        In addition, a pricing supplement relating to the particular notes being offered will describe specific terms relating to the offering, including:

  •
  the total principal amount of the notes offered;

  •
  the price, which may be expressed as a percentage of the principal amount, at which the notes will be issued to the public, the purchasing agent's concession and the net proceeds to us;

  •
  the date on which the notes will be issued to the public;

  •
  the maturity date of the notes;

  •
  the interest rate or interest rate formula pursuant to which interest is to be paid on the notes and the dates on which the interest payments will be made;

  •
  whether the survivor's option will be applicable;

  •
  whether the notes may be redeemed at our option or repaid at the option of the owners prior to the maturity date and the provisions relating to such redemption or repayment;

  •
  any special United States federal income tax implications of the purchase, ownership and disposition of the notes; and

  •
  any other terms of the notes.

Payment of Principal and Interest

        Principal of, premium, if any, and interest on the notes will be paid to owners of a beneficial interest in the notes in accordance with the arrangements then in place between the paying agent and DTC and its participants as described under "—Book-Entry Notes." Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest payable at maturity, on a date of redemption or repayment or in connection with the exercise of a survivor's option is payable to the person to whom principal is payable.

        We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the notes in respect of which such payments are made.

Interest and Interest Rates

        Each note will begin to accrue interest on its issue date. The applicable pricing supplement will specify a fixed interest rate per annum or interest rate formula. Interest will be payable monthly, quarterly, semi-annually or annually. If the maturity date for any note is not a business day (as defined below), principal of, premium, if any, and interest on that note will be paid on the next business day, and no interest will accrue from and after the maturity date.

        Interest rates and or interest rate formulas are subject to change by us from time to time, but no such change will affect any note already issued or as to which an offer to purchase has been accepted by us. Unless otherwise specified in the applicable pricing supplement, the interest rate will be determined in accordance with the applicable provisions below. Except as set forth in the applicable pricing supplement, the interest rate in effect on each day shall be (1) if such day is an interest reset date (as defined below), the interest rate determined as of the interest determination date (as defined below) immediately preceding such interest reset date or (2) if such day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

        Each fixed rate note will bear interest at a fixed rate and each floating rate note will bear interest at a floating rate determined by reference to an interest rate basis, or base rate, which may be a fixed rate of interest, or two or more base rates, which may be adjusted by a spread and/or spread multiplier (each as defined below). A floating rate note may also have either or both of the following: (1) a maximum limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (2) a minimum limitation, or floor, on the rate of interest that may accrue during any interest period. The applicable pricing supplement will designate one of the following as applicable to each note: (a) a fixed rate or rates per annum, if the note is a fixed rate note, (b) LIBOR (as defined below), in which case such note will be a LIBOR note, (c) the Treasury rate (as defined below), in which case such note will be a Treasury rate note, (d) the prime rate (as defined below), in which case such note will be a prime rate note, (e) the Federal Funds rate (as defined below), in which case such note will be a Federal Funds rate note, or (f) such other base rate or formula as is set forth in such pricing supplement. The rate of interest on a note may be reset daily, weekly, monthly, quarterly, semi-annually or annually, each an interest reset period, on the interest reset dates (as defined below) specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be, in the case of floating rate notes that reset: (1) daily, each business day; (2) weekly, the Wednesday of each week (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week); (3) monthly, the third Wednesday of each month, (4) quarterly, the third Wednesday of March, June, September and December of each year, (5) semiannually the third Wednesday of the two months specified in the applicable pricing supplement; and (6) annually, the third Wednesday of the month specified in the applicable pricing supplement. If any interest reset date for any floating rate note would otherwise be a day that is not a business day, such interest reset date will be postponed to the next succeeding business day, except that in the case of a LIBOR note and such business day falls in the next succeeding calendar month, such interest reset date will be the immediately preceding business day.

        The interest rate applicable to each interest reset period commencing on the related interest reset date will be the rate determined as of the applicable interest determination date (as defined below) on or prior to the calculation date (as defined below). The interest determination date with respect to the Federal Funds rate and the prime rate will be the business day immediately preceding the applicable interest reset date and the interest determination date with respect to LIBOR will be the second London business day (as defined below) immediately preceding the applicable interest reset date. With respect to the Treasury rate, the interest determination date will be the day in the week in which the applicable interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable interest reset date, the interest determination date will be such preceding Friday. The interest determination date pertaining to a floating rate note, the interest rate of which is determined by reference to two or more base rates, will be the most recent business day that is at least two business days prior to the applicable interest reset date for such floating rate note on which each base rate is determinable. Each base rate will be determined as of such date, and the applicable interest rate will take effect on the applicable interest reset date.

        The applicable pricing supplement will specify the base rate or rates and any spread (as defined below) and/or spread multiplier (as defined below), and any ceiling or floor interest rate limitation applicable to each note. Unless otherwise provided in the applicable pricing supplement, The Bank of New York Trust Company, N.A. will be the calculation agent with respect to the notes. All determinations made by the calculation agent will be at its sole discretion (except to the extent expressly provided herein that any determination is subject to our approval) and in absence of manifest error, shall be conclusive for all purposes and binding on holders of the notes and the calculation agent will have no liability therefor.

        Unless otherwise specified in the applicable pricing supplement, the calculation date pertaining to any interest determination date will be the earlier of (1) the tenth calendar day after such interest determination date or, if such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the maturity date or date of redemption or repayment if the notes are repurchased, as the case may be. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to such floating rate note.

        All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent.

        The interest rate on each floating rate note will be calculated by reference to the specified base rate or rates, in either case, (1) plus or minus the number of basis points, or spread, specified in the applicable pricing supplement as being applicable to the interest rate for such floating rate notes, and/or (2) multiplied by the percentage, or spread multiplier specified in the applicable pricing supplement as being applicable to the interest rate for such floating rate notes, which rate will be reset as of each interest reset date specified in the applicable pricing supplement. The applicable pricing supplement will also specify the period to maturity, or index maturity, of the instrument or obligation on which the interest rate for such floating rate notes is based.

        Unless otherwise indicated in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the date of issue, or from, and including, the last date to which interest has been paid, to, but excluding, the interest payment date, the maturity date or the date of redemption or repayment, as applicable. Interest on fixed rate notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on floating rate notes will be calculated by multiplying the face amount of such floating rate note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of LIBOR notes, Federal Funds rate notes and prime rate notes, or by the actual number of days in the year, in the case of Treasury rate notes. The interest factor for notes whose interest rate is calculated with reference to two or more base rates will be calculated in each period in the same manner as if only one of the applicable base rates applied.

        In addition to any ceiling that may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    Fixed Rate Notes

        Each fixed rate note will bear interest at the interest rate specified in such fixed rate note and in the applicable pricing supplement.

    Floating Rate Notes

        LIBOR Notes.    Each LIBOR note will bear interest at the interest rate (calculated with reference to LIBOR and any spread or spread multiplier) specified in such LIBOR note and in the applicable pricing supplement.

        Unless otherwise indicated in the applicable pricing supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions:

        (1)   With respect to any interest determination date for a LIBOR note, or a LIBOR interest determination date, LIBOR will be the arithmetic mean of the offered rates for deposits in U.S. dollars having the index maturity designated in the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR interest determination date, that appears on the designated LIBOR page (as defined below) as of 11:00 A.M., London time, on such LIBOR interest determination date, if at least two such offered rates appear on the designated LIBOR page, except that if the designated LIBOR page by its terms provides only for a single rate, that single rate will be used. The designated LIBOR page means the Reuters screen "LIBOR01" page (or such other page as may replace such page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. deposits). If such rate does not appear on the designated LIBOR page, or the designated LIBOR page is unavailable, then LIBOR, in respect of that LIBOR interest determination date, will be determined as if the parties had specified the rate described in (2) below.

        (2)   With respect to a LIBOR interest determination date, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR interest determination date, at which deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with HSBC Finance), commencing on the second London business day immediately following such LIBOR interest determination date and in a principal amount not less than $1,000,000 equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR interest determination date will be the arithmetic mean of the rates at approximately 11:00 A.M., New York City time, on such LIBOR interest determination date, quoted by three major banks in The City of New York, selected by the calculation agent (after consultation with HSBC Finance), for loans in U.S. dollars to leading European banks having the specified index maturity, commencing on the second London business day immediately following such LIBOR interest determination date and in a principal amount not less than $1,000,000 equal to an amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, LIBOR will be the LIBOR in effect on such LIBOR interest determination date or, if no LIBOR was in effect on such LIBOR interest determination date, the rate of interest payable on the note will be the initial interest rate specified in the applicable pricing supplement.

        Any interest rate on a floating rate note that the calculation agent is required to calculate by reference to a rate displayed on Reuters or other electronic service may, if such rate is also reported on Bloomberg. L.P. or another recognized electronic source, be calculated by the calculation agent using the report of such rate of such service, unless the calculation agent has actual knowledge that such report is inaccurate.

        Treasury Rate Notes.    Each Treasury rate note will bear interest at the interest rate (calculated with reference to the Treasury rate and any Spread and/or Spread Multiplier) specified in such Treasury rate note and in the applicable pricing supplement.

        Unless otherwise indicated in the pricing supplement, the Treasury rate will be, with respect to any interest determination date relating to a Treasury rate note, or a Treasury rate interest determination date, (1) the rate from the auction held on the applicable interest determination date of direct obligations of the United States, or Treasury bills, having the index maturity specified in the applicable pricing supplement under the caption "INVEST RATE" on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace this page on that service) or page USAUCTION 11 (or any other page which replaces this page on that service) or, (2) if the rate in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date pertaining to such Treasury rate interest determination date, the bond equivalent yield (as defined below) of the rate for the applicable Treasury bills as published in the H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury

Bills/Auction High," or (3) if the rate in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury bills announced by the United States Department of the Treasury, or (4) in the event that the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury bills having the index maturity specified in the applicable pricing supplement published in H.15(519) (as defined below) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include the purchasing agent, the agents or their affiliates, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the rate in effect on the applicable interest determination date or, if no Treasury rate was in effect on such Treasury rate interest determination date, the rate of interest payable on the note will be the initial interest rate specified in the applicable pricing supplement.

        H.15(519) refers to "Statistical Release H.15(519), Selected Interest Rates," as published by the Board of Governors of the Federal Reserve System. The H.15 Daily Update is the daily update of H.15(519), available through the Internet site of the Board of Governors of The Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        The bond equivalent yield is a yield calculated in accordance with the following formula and expressed as a percentage:

360	-	D × N D × M	×	100

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        Prime Rate Notes.    Each prime rate note will bear interest at the interest rate (calculated with reference to the prime rate and any spread and/or spread multiplier) specified in the applicable pricing supplement.

        Unless otherwise indicated in the pricing supplement, the prime rate will be, with respect to any interest determination date relating to a prime rate note, or a prime rate interest determination date, the rate published in H.15(519), or any successor publication, for that day under the heading "Bank Prime Loan". If on the calculation date pertaining to such prime rate interest determination date such rate is not published in H.15(519), or any successor publication, the rate for that prime rate interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 (as defined below) as such bank's prime rate or base lending rate as in effect for that prime rate interest determination date. If fewer than four (4) such rates appear on the Reuters Screen USPRIME 1 for that prime rate interest determination date, the prime rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in a year divided by 360 for that prime rate interest determination date by three (3) major money center banks in New York City selected by the calculation agent (after consultation with HSBC Finance); provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as described above, the prime rate in effect for the applicable interest reset period will be the prime rate in effect on such prime rate interest determination date or, if no prime rate was in effect on such prime rate interest determination date, the rate of interest payable on the note will be the initial interest rate specified in the applicable pricing supplement. Reuters Screen USPRIME 1 is the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Federal Funds Rate Notes.    Each Federal Funds rate note will bear interest at the interest rate (calculated with reference to the Federal Funds rate and any spread and/or spread multiplier) specified in the applicable pricing supplement.

        Unless otherwise indicated in the pricing supplement, the Federal Funds rate will be, with respect to any interest determination date relating to a Federal Funds rate note, or a Federal Funds rate interest determination date, the rate of interest for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" as this rate is displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace this page on that service), or if not so published by 3:00 P.M., New York City time, on the calculation date pertaining to such Federal Funds interest determination date, the Federal Funds rate will be the rate on such Federal Funds rate interest determination date for Federal Funds published in H.15 Daily Update, or other electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)." If such rate is not published in either the H.15(519) or H.15 Daily Update (or such other electronic source) on such calculation date, the Federal Funds rate will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the calculation agent (after consultation with HSBC Finance) prior to 9:00 A.M., New York City time, on such Federal Funds interest determination date; provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as described above, the Federal Funds rate in effect for the applicable interest reset period will be the Federal Funds rate in effect on such Federal Funds interest determination date or, if no Federal Funds rate was in effect on such Federal Funds rate interest determination date, the rate of interest payable on the note will be the initial interest rate specified in the applicable pricing supplement.

        Consumer Price Index Notes.    The monthly rate of interest on consumer price index notes is determined, in part, by the change in the Consumer Price Index published by the Bureau of Labor and Statistics of the U.S. Department of Labor, as specified in the applicable pricing supplement.

Payment of Interest

        Interest on the fixed rate notes will be paid as follows (unless otherwise stated in the applicable pricing supplement):

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.
Semi-annual	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Interest Payment Frequency	Interest Payment Dates

Annual	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

        Except as provided below or in the applicable pricing supplement, interest will be payable on floating rate notes on their interest payment date, which in the case of floating rate notes that reset: (1) daily, weekly or monthly, will be the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement; (2) quarterly, will be the third Wednesday of March, June, September and December of each year, (3) semiannually, will be the third Wednesday of the two months of each year specified in the applicable pricing supplement; and (4) annually, will be the third Wednesday of the month of each year specified in the applicable pricing supplement, and, in each case, on the maturity date or date of redemption or repayment, if applicable. If an interest payment date specified in the applicable pricing supplement with respect to any note would otherwise fall on a day that is not a business day, (1) with respect to a fixed rate note, interest with respect to such note will be paid on the next succeeding business day with the same force and effect as if paid on the due date, and no additional interest will be payable as a result of such delayed payment, and (2) with respect to a floating rate note, such interest payment date will be postponed to the next succeeding business day with respect to such note, except that in the case of a LIBOR note, if such day falls in the next calendar month, such interest payment date will be the immediately preceding day that is a business day with respect to such LIBOR note.

        The regular record date for any interest payment date with respect to a fixed rate note is the first day of the calendar month in which the interest payment date occurs, except that the regular record date for the final interest payment date is the final interest payment date. Unless otherwise specified in the applicable pricing supplement, the regular record date with respect to a floating rate note is the 15th calendar day (whether or not a business day) immediately preceding the related interest payment date.

        Interest on a note will be payable beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date.

        Unless the applicable pricing supplement states otherwise, a business day is any weekday that is (1) not a legal holiday in New York, New York or Chicago, Illinois, (2) not a day on which banking institutions in either of those cities are authorized or required by law or regulation to be closed and (3) with respect to LIBOR notes, a London business day. A London business day is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Redemption and Repayment

        Unless we otherwise provide in the applicable pricing supplement, the notes are not redeemable or repayable prior to the maturity date.

        If the pricing supplement states that the notes are redeemable at our option prior to their maturity date, then, we may redeem any of those notes either in whole or from time to time in part, upon not less than 30 nor more than 60 days notice to DTC as the holder of the notes on such date or dates specified in the supplement.

        If the pricing supplement states that the notes are repayable at the option of the holder prior to their maturity date, we will require receipt of notice of the request for prepayment at least 30 but not more than 60 days prior to the date or dates specified in the supplement. We also must receive the completed form entitled "Option to Elect Repayment" from the holder of the notes.

        Exercise of the repayment option by the holder of a note is irrevocable. DTC's nominee is considered the holder of the notes and therefore will be the only entity that can exercise that right to repayment, as described under the heading "— Book-Entry Notes."

        To ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in the note to notify DTC of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off times by which the instruction must be given for timely notice to be delivered to DTC. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

        The actual redemption or repayment normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus accrued interest to, but excluding, the date or dates of redemption or repayment.

        We may at any time purchase notes at any price or prices in the open market or otherwise. If we purchase the notes in this manner, we have the discretion to either hold, resell or surrender the notes to the trustee for cancellation.

Survivor's Option

        The survivor's option is our agreement with the purchaser of a note to repurchase that note, if requested, upon the death of the purchaser. The pricing supplement relating to any note will state whether the estate of the deceased holder of a beneficial interest in the note will have the survivor's option. To be eligible for repurchase by exercise of the survivor's option, a note must have been acquired by the deceased owner at least six months prior to exercise.

        If the survivor's option is exercised, we will, at our option, either repay or purchase any note in whole or in part, that is properly tendered for repayment by or on behalf of the person that has authority to act on behalf of the deceased owner of the note, at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in the note plus accrued interest to the date of repayment.

        We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted from all holders in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the outstanding principal amount of all notes of the series outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of acceptances of exercise of the survivor's option in such calendar year for any individual deceased holder. In addition, we will not permit the exercise of the survivor's option for an amount less than $1,000, or other than in integral multiples of $1,000.

        An otherwise valid election to exercise the survivor's option may not be withdrawn. Each election to exercise the survivor's option will be accepted in the order received by the trustee, except for any note the acceptance of which would contravene the restrictions described above. Notes accepted for repayment pursuant to exercise of the survivor's option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. Each note submitted for repayment that is not accepted in any calendar year due to the application of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered.

        Since the notes are represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the survivor's option for such notes. To obtain repayment pursuant to exercise of the survivor's option for a note, the deceased holder's authorized representative must provide the following to the broker or other entity through which the beneficial interest in the note is held by the deceased owner:

  •
  appropriate evidence satisfactory to the trustee and the Company that (a) the deceased was the owner of a beneficial interest in the note at the time of death and acquired the note at least six months prior to exercise of the survivor's option, (b) the death of the beneficial owner has occurred and (c) the representative has authority to act on behalf of the deceased beneficial owner;

  •
  if the beneficial interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee and the Company from the nominee attesting to the deceased's ownership of a beneficial interest in such note;

  •
  a written request for repayment signed by the representative of the decedent with signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States;

  •
  if applicable, a properly executed assignment or endorsement;

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  tax waivers and any other instruments or documents that the trustee or the Company reasonably requires in order to establish the validity of the ownership of the notes and the claimant's entitlement to payment; and

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  any additional information the trustee or the Company requires to document ownership or authority to make the election and to cause the redemption of the notes.

        In turn, the broker or other entity will deliver each of these items to the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

        We retain the right to limit the aggregate principal amount of notes as to which exercises of the survivor's option will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the survivor's option will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties. If a note submitted for repayment pursuant to a valid exercise of the survivor's option is not accepted, the trustee will deliver a notice by first-class mail to the deceased beneficial owner's authorized representative, that states the reason the note has not been accepted for payment.

        The death of a person owning a note in "joint tenancy" or "tenancy by the entirety" will be deemed the death of the owner of the note, and the entire principal amount of the note so held will be subject to repayment.

        The death of a person owning a note in "tenancy in common" will be deemed the death of an owner of a note only with respect to the deceased holder's interest in the note so held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either will be deemed the death of the owner of the note, and the entire principal amount of the note so held will be subject to repayment.

        The death of a person who during his or her lifetime was entitled to substantially all of the beneficial interest of ownership of a note, will be deemed the death of the holder of the note for purposes of this provision, if the beneficial interest can be established to the satisfaction of the trustee and the Company. The beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

        The broker or other entity will be responsible for disbursing payments received from the trustee to the representative. See "— Book-Entry Notes."

Book-Entry Notes

        All of the notes we offer will be issued only in book-entry form. This means that we will not issue actual notes or certificates. Instead, we will issue global notes in registered form, each of which is held through DTC, as depositary, and is registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the notes. Each note represents a beneficial interest in a global note.

        Beneficial interests in a global note are shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners of these notes will not receive certificates representing their ownership interest, unless the use of the book-entry system is discontinued.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be the sole holder of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, the beneficial owners of the notes are not entitled to receive physical delivery of certificated notes and will not be considered the holders for any purpose under the indenture. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such beneficial owner is not a DTC participant, on the procedures of the DTC participant through which such beneficial owner owns its interest in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.

        Each global note representing notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes or we become aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case, we fail to appoint a successor to DTC within 60 calendar days, (2) we, in our sole discretion, determine that the global notes shall be exchangeable for certificated notes or (3) an event of default has occurred and is continuing with respect to the notes under the indenture. Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the notes.

        The following is based on information furnished by DTC:

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Purchases of the notes under the DTC system must be made by or through direct participants,

which will receive a credit for the notes on DTC's records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interest in notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participant's to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. Beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

        Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the regular record date (identified in a listing attached to the omnibus proxy).

        We will pay principal and any premium or interest payments on the notes in immediately available funds directly to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to DTC is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

        We will send any redemption notices to Cede & Co. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        DTC may discontinue providing its services as securities depository for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated notes.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Limitation on Liens

        Each note will be unsecured senior debt of HSBC Finance. In the indenture, we agree that we will not issue, assume or guarantee any debt for borrowed money that is secured by a mortgage, pledge or other lien on our property unless any notes then outstanding are secured to the same extent.

        This obligation does not apply to:

  •
  liens that secure the payment of any portion of the purchase price of property or debt acquired by us or the construction or improvement of property or any other lien existing at the time we acquired the property or debt;

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  liens on property of another company that exist at the time we acquire substantially all the assets or stock of the company;

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  liens securing debts we have with a subsidiary;

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  liens of any government or agency securing payments required under any contract, law, or debt owed or guaranteed relating to the purchase or construction of property subject to the lien;

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  liens on properties financed through tax-exempt municipal transactions;

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  liens existing prior to March 1, 2001 (the original date of the indenture for the notes);

  •
  any renewal or extension of any lien referred to in any of the items listed above; and

  •
  guarantees, cash deposits or other liabilities in connection with sales, securitizations or discounting of receivables in the ordinary course of our business.

        Our obligation to secure the notes equally with other debts for borrowed money also does not apply if the total amount of the other debt is 10% or less of our consolidated net worth, which is the difference between our assets and liabilities as shown on our most recent audited consolidated financial statements. The obligation also does not apply if we sold property and then leased it from the purchaser and under accounting rules the lease is not included as a liability on our balance sheet.

Defeasance

        If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the maturity date or a redemption or repayment date for particular notes, we will not have any further obligations with respect to those notes. Holders of notes would be able to look only to the trust funds for payment of principal, premium, if any, and interest on the notes. If this happens, the holders of the notes will not be entitled to the benefits of the indenture except for registration of transfer and exchange of notes.

        Under U.S. federal income tax law as of the date of this prospectus supplement, a discharge of our obligations related to the notes may cause holders to be treated as if they had exchanged the notes. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the notes and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be included without the discharge. Prospective investors are urged to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Modification of the Indenture

        Under the indenture, our rights and obligations and the rights of the holders of any notes may be changed. Any change requires the consent of a majority (by principal amount) of the holders of the outstanding notes to be affected, voting as one class. However, changes can be made without the consent of any holder if the changes do not affect the rights of a holder in any negative way. No changes to the timing of when payments are due, terms of payment of principal or interest, or reducing the percentage required for changes, is effective against any holder without its consent.

Consolidation, Merger or Sale

        Under the indenture, we are permitted to consolidate or merge with another company. We are also permitted to sell all or substantially all of our assets. However, we may not merge or consolidate with any corporation or sell substantially all of our assets as an entirety unless:

  •
  we are the surviving corporation or the successor corporation is a United States company that expressly assumes the obligation to make all required payments on the notes and to perform and observe all the covenants and conditions of the indenture binding on us; and

  •
  immediately after the merger, consolidation, or sale, we, or the successor corporation, are not in default in the performance of a covenant or condition in the indenture.

Event of Default

        "Event of Default" means any of the following:

  •
  failure to pay the principal (or premium, if any), on any notes when due and payable;

  •
  failure for 30 days to pay interest due and payable on any notes;

  •
  failure to perform any other requirements in the notes, or in the indenture, for 60 days after notice;

  •
  certain events of insolvency; and

  •
  certain defaults relating to money borrowed by us under another indenture for which the trustee acts as trustee which results in that debt becoming immediately due.

        An event of default for a particular series of our debt securities does not necessarily mean that an event of default has occurred for the notes. If an event of default occurs and continues, the trustee or the holders of at least 25% of the principal amount of the notes affected by that event of default may require us to immediately repay the entire principal of the notes. Subject to certain conditions, the holders of at least a majority in aggregate principal amount of the notes can vote to waive such requirement to immediately repay the notes.

        Within 90 days after a default occurs, the trustee must notify the holders of the notes of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The trustee may withhold notice to the holders of any default (except in the payment of principal or interest) if the trustee in good faith believes not sending such notice to be in the interest of the holders.

        Subject to the provisions of the indenture relating to its duties in case of default, the trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders unless such holders offer the trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of a series of notes may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to such series of notes.

Concerning the Trustee

        We maintain a banking relationship with The Bank of New York Trust Company, N.A. or affiliates thereof. The Bank of New York Trust Company, N.A. or affiliates thereof also act as trustee under other indentures of HSBC Finance under which senior unsecured debt securities of HSBC Finance have been issued, and may have other financial relations with us and other corporations affiliated with us.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who are U.S. holders (as defined below), purchase the notes at their stated principal amount and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or the tax code. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as non-U.S. holders, certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar.

        This discussion is based on the tax code, the Treasury regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

        As used herein, the term U.S. holder means a beneficial owner of a note who or which is, for federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate or trust treated as a United States person under section 7701(a)(30) of the tax code.

        If a partnership holds a note, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

        PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Interest

        It is not anticipated that notes will be issued with original issue discount, or OID, and the remainder of this discussion assumes that the notes will not be issued with OID, except as provided under the heading "Short-Term Notes."

        Interest on the notes will be taxed to a U.S. holder as ordinary income at the time it accrues or is received, in accordance with such U.S. holder's method of accounting for federal income tax purposes.

Short-Term Notes

        Short-term notes, which are notes that have a fixed maturity of one year or less, will be treated as issued with OID. In general, an individual or other U.S. holder that uses the cash method of accounting is not required to accrue such OID prior to receipt unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by such U.S. holder on the sale, exchange, retirement or other disposition of the short-term note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID related to a short-term note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Market Discount

        If a U.S. holder purchases a note for an amount that is less than the principal amount of the note by 0.25% or more of the principal amount of the note multiplied by the number of remaining whole years to maturity, such holder will be considered to have purchased such note with "market discount." In such case, any gain realized by a U.S. holder on the sale, exchange or redemption of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during such holder's holding period. In addition, a U.S. holder may be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note. In general, market discount is treated as accruing ratably over the term of the note unless an irrevocable election is made to accrue that market discount under a constant yield method.

        A U.S. holder may make a separate election to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange or redemption of the notes as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the United States Internal Revenue Service, or "IRS."

Bond Premium

        If a U.S. holder purchases a note for an amount that is greater than the principal amount of the note, such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess. A U.S. holder may elect (in accordance with applicable Code provisions) to amortize such premium over the remaining term of the note (where such note is not redeemable prior to its maturity date), based on the U.S. holder's yield to maturity with respect to the note.

        A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. holder's income with respect to the note in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. holder's prior interest inclusions on the note that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

        If such note may be redeemed by us prior to its maturity date, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium, the amount payable on the earlier redemption date. A U.S. holder who elects to amortize bond premium must reduce his tax basis in the note as described under "Sale, Exchange, Retirement or Other Disposition of Notes" below. An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS.

Election to Treat all Interest as OID

        A U.S. holder may elect to include in gross income its entire return on a note (i.e., in general, the excess of all payments to be received on the note over the amount paid for the note by such holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the U.S. holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS.

Sale, Exchange, Retirement or Other Disposition of Notes

        In general, a U.S. holder of a note will have a tax basis in such note equal to the cost of the note to such U.S. holder, increased by any amount includible in income by such U.S. holder as OID (and accrued market discount, if any, if the U.S.

holder has included such market discount in income) and reduced by any principal payments and by any amortizable bond premium taken with respect to such note. Upon a sale, exchange, retirement or other disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any accrued but unpaid interest, which will constitute ordinary income if not previously included in income) and the U.S. holder's tax basis in such note. Subject to the market discount sales discussed above, such gain or loss will be long-term capital gain or loss if the U.S. holder held the note for more than one year at the time of disposition. A U.S. holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. holder to offset capital losses against ordinary income is limited.

        If a U.S. holder disposes of only a portion of a note pursuant to a redemption or repayment (including the survivor's option, if applicable), such disposition will be treated as a pro rata prepayment in retirement of a portion of a debt instrument. Generally, the resulting gain or loss would be calculated by assuming that the original note being tendered consists of two instruments, one that is retired (or repaid), and one that remains outstanding. The adjusted issue price and the U.S. holder's adjusted basis, determined immediately before the disposition, would be allocated between these two instruments based on the portion of the instrument that is treated as retired by the pro rata prepayment.

Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. holders. A U.S. holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly-executed IRS Form W-9 (or successor form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

        TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PERSONS CONSIDERING THE PURCHASE OF NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT, AND THE ACCOMPANYING PROSPECTUS, IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY NOTE PURCHASERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON NOTE PURCHASERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) NOTE PURCHASERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ERISA CONSIDERATIONS

        The discussion herein of ERISA is general in nature and is not intended to be all-inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering an investment in the notes should consult with its legal advisors regarding the consequences of such investment.

General

        A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the notes. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the tax code prohibit a wide range of prohibited transactions involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to section 4975 of the tax code or any entity in which such plan invests whose assets are deemed plan assets under ERISA, referred to as an ERISA plan, and persons who have certain specified relationships to the ERISA plan ("parties in interest," within the meaning of ERISA, and "disqualified person," within the meaning of the tax code). Such transactions may require "correction" and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

        Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations that may affect their investment in the notes. Any fiduciary of such a governmental or church plan considering an investment in the notes should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

Prohibited Transactions

        We may be a party in interest or disqualified person with respect to an ERISA plan investing in the notes. Therefore, such investment by an ERISA plan may give rise to a prohibited transaction in the form of a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the notes, any person who is, or who is acquiring such securities for, or on behalf of, an ERISA plan should determine either that we are not a party in interest or disqualified person with respect to the ERISA plan or that a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the notes or that such investment in, or acquisition of, such securities will not result in a prohibited transaction.

        The statutory or administrative prohibited transaction class exemptions, each a PTCE, from the prohibited transaction rules under ERISA and the tax code that may be available to an ERISA plan that is investing in the notes, include the following ERISA investor exemptions:

  •
  PTCE 90-1, regarding investments by insurance company pooled separate accounts;

  •
  PTCE 91-38, regarding investments by bank collective investment funds;

  •
  PTCE 84-14, regarding transactions effected by qualified professional asset managers;

  •
  PTCE 96-23, regarding transactions effected by in-house managers; and

  •
  PTCE 95-60, regarding investments by insurance company general accounts.

        The notes may not be acquired by any person or entity who is, or who in acquiring such notes is using the assets of, an ERISA plan unless one of the ERISA investor exemptions or another applicable exemption is available to the ERISA plan. The acquisition of the notes by any person or entity who is, or who in acquiring such notes is using the assets of, an ERISA plan will be deemed to constitute a representation by such person or entity to us either that we are not a disqualified person or party in interest with respect to the ERISA plan or that such person or entity is eligible for exemptive relief available pursuant to either the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of such notes.

PLAN OF DISTRIBUTION

Initial Offering and Sale

        Under the terms of a Selling Agent Agreement, the notes are offered from time to time by us to the purchasing agent for subsequent resale to the agents and other dealers. The purchasing agent and the agents are parties to that agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the purchasing agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, as described below. We also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. We will pay the purchasing agent a gross selling concession to be divided among the purchasing agent and the other agents as they agree. The concession is payable to the purchasing agent in the form of a discount ranging from 0.2% to 3.15% of the non-discounted price for each note sold. The purchasing agent also may sell notes to dealers at a discount not in excess of the concession it received from us.

        Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the purchasing agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and any discount may be changed.

        We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. The purchasing agent and each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel, or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

        The purchasing agent and each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the purchasing agent and each of the agents against certain liabilities, including liabilities under the Securities Act of 1933. We have also agreed to reimburse the purchasing agent and the agents for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, we do not intend to apply for the listing of the notes on any securities exchange, but we have been advised by the agents that the agents may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market at any time without notice. Neither the agents nor we can provide any assurance regarding the liquidity of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds.

        In connection with certain offerings of notes, the rules of the SEC permit the purchasing agent to engage in transactions that may stabilize the price of the notes. The purchasing agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the purchasing agent of a greater amount of notes than the amount the purchasing agent has agreed to purchase in connection with an offering of notes. Stabilizing transactions consist of certain bids or purchases made by the purchasing agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. The purchasing agent makes no representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, the purchasing agent is not required to engage in these activities and may end any of these activities at any time.

        HSBC Finance and HSBC Securities (USA) Inc. are wholly owned indirect subsidiaries of HSBC Holdings. HSBC Securities (USA) Inc., a broker-dealer subsidiary of HSBC Holdings, is a member of the Financial Industry Regulatory Authority ("FINRA") and may participate in offerings of the notes. Accordingly, offerings of the notes in which HSBC Securities (USA) Inc. participates will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD Manual (incorporated in the FINRA Rules), and any agents offering the notes in such offerings will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer. The maximum underwriting discounts and commissions to be received by any FINRA member or independent broker/dealer in connection with any distribution of the notes will not exceed 8% of the principal amount of such note.

        The notes are a new issue of securities with no established trading market and, unless otherwise specified in the applicable pricing supplement, will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of a secondary market for the notes.

        The agents, dealers or their affiliates to or through which we may sell notes, may engage in transactions with and perform services for us in the ordinary course of business.

Market-Making Resales by Affiliates

        This prospectus supplement together with the accompanying prospectus and applicable pricing supplement and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the notes, if any, in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. A market-making transaction is one in which HSBC Securities (USA) Inc., or another one of our affiliates, resells a security it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of that security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Finance may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of HSBC Finance has an obligation to make a market in any of the notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

        The notes to be sold in market-making transactions include notes to be issued after the date of this prospectus supplement, as well as our notes that have been previously issued.

        HSBC Finance does not expect to receive any proceeds from market-making transactions. HSBC Finance does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Finance.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless HSBC Finance or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LEGAL OPINIONS

        Patrick D. Schwartz, Vice President, Deputy General Counsel — Corporate and Corporate Secretary of HSBC Finance will issue a legal opinion concerning the legality of the notes. Certain legal matters will be passed upon for the purchasing agent and the agents by McDermott Will & Emery LLP, Chicago, Illinois. Mr. Schwartz is a full-time employee and an officer of HSBC Finance and owns, and holds options to purchase, equity securities of HSBC Holdings.

EXPERTS

        The consolidated financial statements of HSBC Finance as of December 31, 2006 and 2005 and for the three-year period ended December 31, 2006, which are included in our Annual Report on Form 10-K, have been incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HSBC Finance Corporation

Debt Securities
and
Warrants to Purchase Debt Securities

Preferred Stock ($0.01 par value)

Depositary Shares

        HSBC Finance Corporation from time to time may offer to sell debt securities and warrants to purchase debt securities, preferred stock, either separately or represented by depositary shares.

         HSBC Finance Corporation will provide specific terms of the securities that it may offer at any time in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         HSBC Finance Corporation may use this prospectus in connection with the initial sale of these securities. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC Finance Corporation, may use this prospectus in market-making transactions in these or similar securities after the initial sale. UNLESS HSBC FINANCE CORPORATION OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

         HSBC Finance Corporation and certain of the dealers who may effect sales of offered securities in Canada are indirect subsidiaries of HSBC Holdings plc. By virtue of such common ownership, HSBC Finance Corporation is a "related issuer" and may be a "connected issuer", as such terms are defined in National Instrument 33-105 Underwriting Conflicts, of such dealers. Canadian investors should refer to the heading "Certain Relationships and Related Transactions" contained in "Notice to Canadian Investors" for additional information.

         Prospectus dated December 21, 2005

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. You should only rely on the information incorporated by reference or provided in this prospectus or any Prospectus Supplement. We may sell any combination of the securities described in this prospectus in one or more initial offerings. This prospectus may also be used in market-making transactions, as described under the heading "Plan of Distribution." This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering ("Prospectus Supplement"). The Prospectus Supplement may also add to or update information contained in this prospectus. You should not assume that the information in this prospectus, or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents. You should read both this prospectus and any Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information" and "Plan of Distribution." In this prospectus, "us," "we," "our," "Company" and "HSBC Finance" refer to HSBC Finance Corporation. Prior to December 15, 2004, HSBC Finance Corporation was known as Household International, Inc. Consequently, any references herein to HSBC Finance for any periods prior to December 15, 2004, shall be deemed to refer to Household International, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain of the matters discussed under the caption "HSBC Finance" and elsewhere in this prospectus and any Prospectus Supplement or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HSBC Finance to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a list of such risks, uncertainties and factors you should refer to the information incorporated by reference herein. See "Where You Can Find More Information."

HSBC FINANCE

        HSBC Finance and its subsidiaries offer a diversified range of financial services. HSBC Finance traces its origin through the same ownership to an office established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone 847-564-5000). HSBC Finance, formerly known as Household International, Inc., was acquired by a wholly-owned subsidiary of HSBC Holdings plc on March 28, 2003. On December 15, 2004, Household International, Inc.'s wholly-owned subsidiary, Household Finance Corporation, merged into Household International, Inc. and Household International, Inc. was renamed "HSBC Finance Corporation."

        HSBC Finance is an indirect subsidiary of HSBC North America Holdings Inc., a bank holding company, and an indirect wholly owned subsidiary of HSBC Holdings plc. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC Holdings' ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong, Euronext Paris and the Bermuda Stock Exchange, and its American depository shares are listed on the New York Stock Exchange.

        We primarily provide middle-market consumers with several types of loan products in the United States, the United Kingdom, Canada, the Republic of Ireland, the Czech Republic and Hungary. The principal product of our consumer financial services business is the making of cash loans, real estate loans secured by first and second mortgages, sales finance loans and other unsecured loans directly to consumers in the United States. Loans are made through branch lending offices under the brands

"HFC" and "Beneficial," and through direct mail, correspondents, telemarketing and the Internet. We also acquire portfolios of open-end and closed-end, secured and unsecured loans.

        We offer both MasterCard* and VISA* credit cards to residents throughout the United States primarily through strategic affinity relationships. We also purchase and service revolving charge card accounts originated by merchants. These accounts result from consumer purchases of goods and services from the originating merchant. We also directly originate closed-end sales contracts.

*
MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

        We also make loans for the purchase of new and used vehicles. Installment contracts are secured by the vehicles and these contracts are purchased from franchised dealers. We also lend directly to customers through direct mail solicitations, Internet applications and alliance partner referrals. We also make tax refund anticipation loans. These loans are marketed to consumers at H&R Block offices, Jackson Hewitt offices and offices of other tax preparation services throughout the United States.

        Our subsidiaries primarily service the loans made by us and our subsidiaries.

        We offer credit life and credit accident, health and disability, unemployment, property, term life, collateral protection and specialty insurance products to our customers. Such insurance is generally written directly by, or reinsured with, one of our insurance affiliates.

        Internationally, our United Kingdom subsidiaries offer secured and unsecured lines of credit and closed-end loans, retail finance products and insurance products and operate in England, Scotland, Wales, Northern Ireland and the Republic of Ireland. Offices were opened in the Czech Republic and Hungary to facilitate the expansion plans of one of our U.K. merchant alliances and have expanded to include branch lending offices. We are examining efficiencies that could be achieved by transferring all or a portion of our United Kingdom and other European operations to HSBC Bank plc and/or one or more third parties. The credit card operations with assets of approximately $3.2 billion were sold to HSBC Bank plc on December 20, 2005. We anticipate further decisions regarding potential transfers will be made in the fourth quarter of 2005. Our Canadian business offers consumer real estate secured and unsecured closed-end loans, insurance products, revolving credit, private label credit cards and retail finance products to middle and low income families and accepts deposits through its trust operations.

USE OF PROCEEDS

        Unless otherwise indicated in the Prospectus Supplement, we will apply the net proceeds from the sale of the securities to our general funds to be used in our financial services business, and may include the funding of investments in, or extensions of credit to, our affiliates. Pending such applications, the net proceeds will be used initially to reduce our outstanding commercial paper. The proceeds of our commercial paper are used in connection with our financial services business.

DESCRIPTION OF DEBT SECURITIES

        HSBC Finance may offer, from time to time, one or more series of unsecured senior notes ("Debt Securities"). The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

General

        Offered Debt Securities will constitute either senior or senior subordinated unsecured debt of HSBC Finance and will be issued under one of the indentures specified elsewhere herein (the "Indentures"). The Indentures, or forms thereof, and the Standard Provisions (as defined herein) have been filed as exhibits to HSBC Finance's Registration Statement which registers the securities with the Securities and Exchange Commission. The following summaries do not purport to be complete and, where particular provisions of an Indenture or the Standard Provisions are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

        The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

        Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in registered form without coupons, will be exchangeable for authorized denominations, and will be transferable at any time or from time to time. No charge will be made to the holder for any such exchange or registration of transfer except for any tax or governmental charge incident thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities of each series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, a depositary. See "Book-Entry System" below.

        Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt Securities: (1) the title of the Offered Debt Securities and whether such Offered Debt Securities will be senior or senior subordinated debt of HSBC Finance; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) HSBC Finance will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, and the record dates for such interest payment dates, if any; (8) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by HSBC Finance, and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of HSBC Finance or of the holder thereof and the other detailed terms and provisions of such optional redemption; (10) the denominations in which the Offered Debt Securities are authorized to be issued; (11) the securities exchange, if any, on which the Debt Securities will be listed; and (12) additional provisions, if any, with respect to the Offered Debt Securities.

        If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in a Prospectus Supplement relating thereto.

        Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Security.

Senior Debt Securities

        The trustees for the indentures under which Offered Debt Securities constituting senior debt of HSBC Finance (the "Senior Debt Securities") will be issued shall be either U.S. Bank National Association, BNY Midwest Trust Company, J.P. Morgan Trust Company, National Association, JPMorgan Chase Bank, N.A.or such other entity which may be specified in the Prospectus Supplement (collectively, the "Senior Trustees"). Each particular series of Senior Debt Securities will be issued under the Indenture specified in the Prospectus Supplement between HSBC Finance and a Senior Trustee, which will incorporate the terms and provisions of the Standard Multiple-Series Indenture Provisions for Senior Debt Securities (the "Standard Provisions"). The above noted indentures are collectively called the "Indentures for Senior Debt Securities" herein. Senior Debt Securities will rank on a parity with all unsecured debt of HSBC Finance, and prior to all subordinated debt.

        Principal of and interest, if any, on Senior Debt Securities will be payable at the office or agency of HSBC Finance specified in the Prospectus Supplement, depending on the Senior Trustee; provided, however, that payment of interest may be made at the option of HSBC Finance by check or draft mailed to the person entitled thereto.

Covenant Against Creation of Pledges or Liens

        All Senior Debt Securities issued under the Indentures for Senior Debt Securities will be unsecured. HSBC Finance covenants that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the Senior Debt Securities then outstanding are, by supplemental indenture, effectively secured by such security interest equally and ratably with all other indebtedness secured thereby for so long as such other indebtedness shall be so secured. The term "indebtedness for borrowed money" does not include any guarantee, cash deposit or other recourse obligation in connection with the sale, securitization or discount by HSBC Finance of finance or accounts receivables, trade acceptances, or other paper arising in the ordinary course of its business.

        The foregoing covenant does not apply to (a) security interests to secure the payment of the purchase price of property, shares of capital stock, or indebtedness acquired by HSBC Finance or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of HSBC Finance; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by HSBC Finance; (c) security interests on property of a corporation which security interests exist at the time such corporation merges or consolidates with or into HSBC Finance or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to HSBC Finance; (d) security interests to secure any indebtedness of HSBC Finance to a subsidiary; (e) security interests in property of HSBC Finance in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interests; (f) security interests on properties financed through tax-exempt municipal obligations; provided that such security interests are limited to the property so financed; (g) security interests existing on the date of execution of the applicable Indenture; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through (g) inclusive; provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest; provided, further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

        Notwithstanding the foregoing, HSBC Finance may, without equally and ratably securing the Senior Debt Securities, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through (h) above if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, HSBC Finance existing at such time and secured by security interests not so excepted, does not at the time exceed 10% of HSBC Finance's Consolidated Net Worth (as defined). In addition, an arrangement with any person providing for the leasing by HSBC Finance of any property, which property has been or is to be sold or transferred by HSBC Finance to such person with the intention that such property be leased back to HSBC Finance, shall not be deemed to create any indebtedness secured by a security interest if the obligation in respect to such lease would not be included as a liability on a consolidated balance sheet of HSBC Finance. The holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Standard Provisions—Section 3.08)

Concerning the Trustees

        HSBC Finance maintains a banking relationship with each of the Senior Trustees or affiliates thereof and certain of the Senior Trustees are also trustees under other indentures of HSBC Finance under which outstanding senior or subordinated unsecured debt securities of HSBC Finance have been issued. The Senior Trustees or affiliates thereof may also have other financial relations with HSBC Finance and other corporations affiliated with HSBC Finance.

Senior Subordinated Debt Securities

        Offered Debt Securities which will constitute senior subordinated unsecured debt of HSBC Finance (the "Senior Subordinated Debt Securities") will be issued under an Indenture between HSBC Finance and BNY Midwest Trust Company, as Trustee (the "Indenture for Senior Subordinated Debt Securities").

        Principal and interest, if any, on Senior Subordinated Debt Securities will be payable at the office or agency of HSBC Finance specified in the Prospectus Supplement; provided, however, that payment of interest may be made at the option of HSBC Finance by check or draft mailed to the person entitled thereto.

Subordination

        Senior Subordinated Debt Securities are subordinate and junior in right of payment to all indebtedness for borrowed money of HSBC Finance, whenever outstanding, which is not by its terms subordinate and junior to other indebtedness of HSBC Finance, such indebtedness of HSBC Finance to which the Senior Subordinated Debt Securities are subordinate and junior being hereinafter called

"senior indebtedness." HSBC Finance is not directly limited in its ability to issue additional senior indebtedness.

        In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to HSBC Finance or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of HSBC Finance, whether or not involving insolvency or bankruptcy, then the holders of senior indebtedness shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment on account of principal or interest upon the Senior Subordinated Debt Securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in the Indentures for Senior Subordinated Debt Securities upon the senior indebtedness and the holders thereof with respect to the subordinated indebtedness represented by the Senior Subordinated Debt Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of senior indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Senior Subordinated Debt Securities, except securities which are subordinate and junior in right of payment to the payment of all senior indebtedness then outstanding.

        In the event that any Senior Subordinated Debt Security is declared or becomes due and payable before its expressed maturity because of the occurrence of a default under the Indenture for Senior Subordinated Debt Securities (under circumstances when the provisions of the foregoing paragraph shall not be applicable), the holders of the senior indebtedness outstanding at the time such Senior Subordinated Debt Security so becomes due and payable because of such occurrence of such default shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment on account of the principal or interest upon the Senior Subordinated Debt Securities.

        Without limiting the foregoing, no payment of principal, premium or interest shall be made upon the Senior Subordinated Debt Securities during the continuance of any default in the making of any required payment under any sinking fund or analogous fund created for the benefit of any senior indebtedness or any other default in the payment of principal of, or interest on, any senior indebtedness then outstanding, whether by lapse of time, by declaration, by call or notice of prepayment or otherwise. (Indenture for Senior Subordinated Debt Securities—Section 12.01)

Liens

        HSBC Finance will not create, assume, incur or suffer to exist any mortgage, pledge or other lien on any of the property or assets of HSBC Finance whether now owned or hereafter acquired for the purpose of securing any senior subordinated indebtedness or junior subordinated indebtedness, as defined. (Indenture for Senior Subordinated Debt Securities—Section 3.08)

Concerning the Trustee

        BNY Midwest Trust Company is trustee under other indentures of HSBC Finance under which certain of HSBC Finance's outstanding senior subordinated debt securities have been issued and under which HSBC Finance senior debt securities may be issued. HSBC Finance maintains banking relationships with affiliates of BNY Midwest Trust Company. Affiliates of BNY Midwest Trust Company also have other financial relations with HSBC Finance and other corporations affiliated with HSBC Finance.

Satisfaction, Discharge, and Defeasance of the Indentures and Debt Securities

        If there is deposited irrevocably with the Trustee as trust funds for the benefit of the holders of Debt Securities of a particular series an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if HSBC Finance has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then HSBC Finance will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all of the obligations of HSBC Finance under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their Debt Securities. (Standard Provisions—Section 6.03, Indenture for Senior Subordinated Debt Securities—Section 6.03)

        For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such Debt Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

Modification of Indentures

        Each Indenture provides that the holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending, in any manner, provisions of the Indenture or of any supplemental indenture or modifying the rights of holders of such series of Debt Securities. However, no such supplemental indenture, without the consent of the holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Standard Provisions—Section 11.02, Indenture for Senior Subordinated Debt Securities—Section 11.02)

        Each Indenture may be amended or supplemented without the consent of any holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to the Company and to provide for the assumption of all the obligations of the Company under the Debt Securities and the Indenture by such corporation; (iii) to provide for uncertificated Debt Securities in addition to certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of holders of Debt Securities issued thereunder; (v) to provide for a new series of Debt Securities; or (vi) to add to rights of holders of Debt Securities or add additional Events of Default. (Standard Provisions—Section 11.01, Indenture for Senior Subordinated Debt Securities—Section 11.01)

Successor Entity

        The Company may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of the Company under the Indenture terminate. (Standard Provision—Section 10.02, Indenture for Senior Subordinated Debt Securities—Sections 10.01 and 10.02)

Events of Default

        Each Indenture defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. HSBC Finance is required to file with each Trustee annually a certificate as to the absence of certain defaults under the Indenture. (Standard Provisions—Sections 3.05 and 7.01, Indenture for Senior Subordinated Debt Securities—Sections 3.05 and 7.01)

        If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Standard Provisions—Section 7.02, Indenture for Senior Subordinated Debt Securities—Section 7.02)

        The holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default (a) in the payment of principal of (or premium, if any) or interest, if any, on any Debt Securities of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. (Standard Provisions—Section 7.13, Indenture for Senior Subordinated Debt Securities—Section 7.13)

        Each Indenture provides that the Trustee thereunder may withhold notice to holders of Debt Securities of any default, except in payment of the principal of (or premium, if any) or interest, if any, on any Debt Security issued under such Indenture or in the payment of any sinking fund or similar payment, if it considers it in the interest of holders of Debt Securities to do so. (Standard Provisions—Section 8.02, Indenture for Senior Subordinated Debt Securities—Section 8.02)

        Holders of Debt Securities may not enforce an Indenture except as provided therein. (Standard Provisions—Section 7.07, Indenture for Senior Subordinated Debt Securities—Section 7.07) Each Indenture provides that the holders of a majority in principal amount of the outstanding debt securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

(Standard Provisions—Section 7.12, Indenture for Senior Subordinated Debt Securities—Section 7.12) The Trustee will not be required to comply with any request or direction of holders of Debt Securities pursuant to the Indenture unless offered indemnity against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Standard Provisions—Section 8.03(e), Indenture for Senior Subordinated Debt Securities—Section 8.03(e))

DESCRIPTION OF WARRANTS

        HSBC Finance may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between HSBC Finance and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates, respectively, including the definitions therein of certain terms.

General

        The applicable Prospectus Supplement will describe the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

        Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

Exercise of Warrants

        Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

        Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, HSBC Finance will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

DESCRIPTION OF PREFERRED STOCK

General

        HSBC Finance's amended and restated certificate of incorporation authorizes the issuance of 1,501,200 shares of capital stock of which 1,501,100 shares shall be designated preferred stock, $0.01 par value per share, and 100 shares shall be designated common stock, $0.01 par value per share. As of December 15, 2005, 575,000 shares of Series B Preferred Stock ("Series B Preferred") were issued and outstanding and 55 shares of common stock were issued and outstanding. All outstanding shares of common stock and preferred stock are fully paid and non-assessable.

Preferred Stock

        The Company's preferred stock may be issued from time to time in one or more series as authorized by the board of directors or a duly authorized committee of the board of directors. The board of directors has adopted a resolution creating an offering committee of the board with the power to authorize the issuance and sale of one or more series of preferred stock and to determine the particular designations, powers, preferences and relative, participating, optional or other special rights, other than voting rights which shall be fixed by the board of directors, and qualifications, limitations or restrictions of the preferred stock. Other terms of any series of preferred stock, including the dividend rate, liquidation preference, redemption rights, if any, voting rights, conversion or sinking fund provisions, if any, and other special terms will be set forth in the certificate of designations, preferences and rights with respect to such series and described in the applicable Prospectus Supplement.

        Under current provisions of the general corporation law of the state of Delaware, the holders of issued and outstanding preferred stock are entitled to vote as a class upon a proposed amendment to HSBC Finance's restated certificate of incorporation, with the consent of a majority of said class being required to increase or decrease the aggregate number of authorized shares of preferred stock, increase or decrease the par value of shares of preferred stock, or alter or change the powers, preferences or special rights of the preferred stock as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock in an adverse manner, but would not affect the entire class of preferred stock, then only the shares of the series affected by the amendment would be considered a separate class for the purpose of determining who is entitled to vote on the proposed amendment.

Description of Authorized Series of Preferred Stock

        The following summary describes our authorized series of preferred stock, the Series B Preferred. You should read the more detailed provisions of the certificate of designation, preferences and rights relating to the Series B Preferred for provisions that might be important to you.

Series B Preferred

        Dividends and Redemption.    Dividends on the Series B Preferred are payable when, as and if declared by the board of directors of HSBC Finance quarterly on the 15th calendar day of March, June, September and December of each year. Dividends on the Series B Preferred are payable at a rate of 6.36% per annum. Dividends on the Series B Preferred are non-cumulative. Accordingly, if for any reason our board of directors does not declare a dividend on the Series B Preferred Stock for a dividend period, we will not pay a dividend for that dividend period on the dividend payment date for that dividend period or at any future time, whether or not our board of directors declares dividends on the Series B Preferred for any subsequent dividend period. However, with certain exceptions, we may not declare or pay dividends on or redeem or purchase our common stock or other series of preferred stock at any time if we have not declared, paid or set aside for payment full dividends on the Series B Preferred for the then-current dividend period. In the event of the liquidation, dissolution or winding up of HSBC Finance, whether voluntary or involuntary, holders of the Series B Preferred are entitled to receive $1,000 per share, plus accrued and unpaid dividends for the then-current dividend period to the date fixed for redemption. The Series B Preferred is not redeemable prior to June 24, 2010. The Series B Preferred is redeemable, at the option of HSBC Finance, in whole or in part, from time to time on or after June 24, 2010, at a redemption price of $1,000 per share, plus an amount equal to accrued and unpaid dividends for the then-current dividend period to the date fixed for redemption. Any redemption of the Series B Preferred must be approved by the Federal Reserve Bank of New York and the Financial Services Authority of the United Kingdom (unless such approvals are not required at the time established for redemption). The Series B Preferred is not entitled to the benefits of any sinking fund.

        Voting Rights.    Whenever, at any time or times, dividends payable on the shares of Series B Preferred have not been declared and paid for six quarters, whether or not consecutive, then at the next annual meeting of stockholders and at any annual meeting thereafter and at any meeting called for the election of directors, until the date on which HSBC Finance next declares and pays (or sets aside funds for payment of) in full dividends on the Series B Preferred for at least four subsequent dividend periods, the holders of the Series B Preferred either alone or together with the holders of one or more other series of preferred stock at the time outstanding that are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two additional members of the board of directors of HSBC Finance, and the holders of common stock together with the holders of any series or class or classes of stock of HSBC Finance having general voting rights and not then entitled to elect two members of the board of directors as described in this paragraph to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the board of directors. In such case, the board of directors of HSBC Finance shall be increased by two directors. The rights of the holders of the Series B Preferred to participate (either alone or together with the holders of one or more other series of preferred stock at the time outstanding that are granted such voting rights) in the exclusive election of two members of the board of directors of HSBC Finance will continue until the date on which HSBC Finance next declares and pays (or sets aside funds for payment of) in full dividends on the Series B Preferred for at least four subsequent dividend periods. At elections for such directors, each holder of Series B Preferred shall be entitled to one vote for each share of Series B Preferred held of record on the record date established for the meeting. The holders of Series B Preferred will not have the right to cumulate such shares in voting for the election of directors. At the annual meeting of stockholders next following the termination (by reason of the payment or provision for the payment in full of dividends on the Series B Preferred for a subsequent dividend period) of the exclusive voting power of the holders of Series B Preferred and the holders of all other series of preferred stock that have been entitled to vote for and elect such two members of the board of directors of HSBC Finance as described above, the terms of office of all persons who have been elected directors of HSBC Finance by vote of such holders shall terminate and the two vacancies created to accommodate the exclusive right of election described above shall thereupon be eliminated and the board of directors shall be decreased by two directors.

        So long as any shares of Series B Preferred remain outstanding, the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred outstanding at the time given in person or by proxy, at any special or annual meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following:

  •
  The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking prior to the Series B Preferred as to dividends or amounts payable on liquidation, dissolution or winding up of HSBC Finance;

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  The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking on a parity with the Series B Preferred unless the certificate of designations, preferences and rights or other provisions of the amended and restated certificate of incorporation of HSBC Finance creating or authorizing such class or series provides that if in any case the stated dividends or amounts payable on liquidation, dissolution or winding up of HSBC Finance are not paid in full on all outstanding shares of parity stock, the shares of all parity stock will share ratably (x) in the payment of dividends, including accumulations (if any), in accordance with the sums that would be payable on all parity stock if all dividends in respect of all shares of parity stock were paid in full and (y) on any distribution of assets upon liquidation, dissolution or winding up of HSBC Finance in accordance with the sums that would be payable in respect of all shares of parity stock if all sums payable were discharged in full; or

  •
  The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the amended and restated certificate of incorporation of HSBC Finance, which would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or HSBC Finance's Series B Preferred, or any other capital stock of HSBC Finance, or the creation and issuance of other series of preferred stock, including convertible preferred stock, or any other capital stock of HSBC Finance, in each case ranking on a parity with or junior to the Series B Preferred with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of HSBC Finance, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

        The voting rights described above will not apply to any shares of Series B Preferred if, at or prior to the time voting rights would otherwise arise, all outstanding shares of Series B Preferred have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

        Conversion Rights.    The holders of the Series B Preferred do not have any rights to convert their shares into shares of any other class or series of capital stock, or any other security, of HSBC Finance.

        Additional Shares.    The Company may from time to time, without notice to or the consent of the holders of the Series B Preferred, authorize and issue additional shares of Series B Preferred.

Depositary Shares

        General.    HSBC Finance may, at its option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, HSBC Finance may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the Prospectus Supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between HSBC Finance and a bank or trust company selected by HSBC Finance. The depositary must have its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon the Company's written order, issue temporary depositary receipts substantially identical to, and with all the same rights of, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at the Company's expense.

        Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related Prospectus Supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with the Company's approval, sell such property and distribute the net proceeds from the sale to such holders.

        Redemption of Depositary Shares.    If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever HSBC Finance redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by the Company. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Voting the Preferred Shares.    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and HSBC Finance will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

        Amendment and Termination of the Deposit Agreement.    HSBC Finance and depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. HSBC Finance or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of HSBC Finance and such distribution has been distributed to the holders of depositary receipts.

        Charges of Depositary.    HSBC Finance will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. HSBC Finance will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

        Miscellaneous.    The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from HSBC Finance which are delivered to the depositary.

        Neither HSBC Finance nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of HSBC Finance and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to HSBC Finance notice of its election to do so, and HSBC Finance may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES

        Unless otherwise indicated in the Prospectus Supplement with respect to any offered securities, upon issuance, all offered securities will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company

("DTC" or the "Depositary") and registered in the name of Cede & Co. (the Depositary's partnership nominee). Unless and until exchanged in whole or in part for offered securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

        If so indicated in the Prospectus Supplement with respect to any offered securities, investors may elect to hold interests in Global Securities through either the Depositary (in the United States) or Clearstream Banking, société anonyme, formerly Cedelbank ("Clearstream Luxembourg"), or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary.

        So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of offered securities represented by such Global Security for all purposes under the Indenture or other governing documents. Except as provided below, the actual owners of offered securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the offered securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the offered securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture or other governing documents. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest which a holder is entitled to give or take under an Indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        The following is based on information furnished by DTC:

        DTC will act as securities depositary for offered securities. Offered securities will be issued in fully registered form registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for the offered securities in the aggregate amount of such issue, and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

        Purchases of offered securities under DTC's system must be made by or through Direct Participants, which will receive a credit for offered securities on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in offered securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in offered securities, except in the limited circumstances which may be provided in the applicable Indenture or other governing documents.

        To facilitate subsequent transfers, all offered securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The deposit of offered securities with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of offered securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC, nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to offered securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts offered securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Payments on offered securities will be made in immediately available funds to Cede & Co. or such other DTC nominee. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Company or the Trustee, on the applicable payment date in accordance with their respective holdings shown on the Depositary's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, any Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to Cede & Co. (or such other DTC nominee) on behalf of Beneficial Owners is the responsibility of the Company or the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

        DTC may discontinue providing its services as securities depositary with respect to offered securities at any time by giving reasonable notice to the Company or the applicable Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered.

        The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for offered securities will be printed and delivered.

Global Clearance and Settlement Procedures

        Initial settlement for offered securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any offered securities indicates that investors may elect to hold interests in offered securities through Clearstream Luxembourg or Euroclear, secondary market trading between participants in Clearstream and/or Euroclear ("Clearstream Participants" and "Euroclear Participants", respectively) will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving offered securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the offered securities made through Clearstream Luxembourg or Euroclear must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and the Company takes no responsibility for their activities. Transactions between participants in Clearstream Luxembourg and Euroclear, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Clearstream Luxembourg and Euroclear payments, deliveries, transfers, exchanges, notices and other transactions involving any offered securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the offered securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date, In addition, investors who hold their interests through both DTC and Clearstream Luxembourg or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

        Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to HSBC Finance, the following summary correctly describes the material U.S. federal income tax considerations as of the date hereof of the acquisition, ownership and disposition of the Offered Debt Securities to beneficial owners ("Holders") purchasing Offered Debt Securities at their original issuance. The following discussion may not be applicable to a particular series of Offered Debt Securities, depending on the terms and conditions established for such Offered Debt Securities in the appropriate Prospectus Supplement and pricing supplement. This summary does not discuss the tax consequences of holding Warrants, Preferred Stock or Depositary Shares. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, proposed and temporary Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Any such changes may apply retroactively.

        This summary discusses only the principal U.S. federal income tax consequences to those Holders holding Offered Debt Securities as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances or to Holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, real estate investment trusts, regulated investment companies, persons who hold Offered Debt Securities as part of a straddle, hedging, integrated, constructive sale or conversion transaction, insurance companies, dealers in securities or foreign currencies, and U.S. Holders (as defined below) whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar).

        If a partnership holds Offered Debt Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Persons that are partners of a partnership holding Offered Debt Securities should consult their own tax advisors.

        Persons considering the purchase of Offered Debt Securities should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of an Offered Debt Security who or which is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States,

  •
  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, or

  •
  an estate or trust treated as a United States person under Section 7701(a)(30) of the Code.

        The term "Non-U.S. Holder" means a beneficial owner of an Offered Debt Security (other than a partnership) that is not a U.S. Holder.

  Taxation of Interest

        The taxation of interest on an Offered Debt Security depends on whether the interest is "qualified stated interest" (as defined below). Interest that is qualified stated interest will generally be includible in a U.S. Holder's income as ordinary interest income when actually or constructively received (if such Holder uses the cash method of accounting for federal income tax purposes) or when accrued (if such Holder uses an accrual method of accounting for federal income tax purposes). Interest that is not qualified stated interest is includible in a U.S. Holder's income under the rules governing "original issue discount" described below, regardless of such U.S. Holder's method of accounting. Notwithstanding the foregoing, interest that is payable on an Offered Debt Security with a maturity of one year or less from its issue date, referred to as a "Short-Term Note," is included in a U.S. Holder's income under the rules described below under "—Short-Term Notes."

  Definition of Qualified Stated Interest

        Interest on an Offered Debt Security is "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of HSBC Finance) at least annually at a single fixed rate (in the case of an Offered Debt Security that bears interest at a fixed rate (a "Fixed Rate Note")) or at a single "qualified floating rate" or "objective rate" (in the case of an Offered Debt Security that bears interest at a floating rate (a "Floating Rate Note") and that qualifies as a VRDI, as defined below). If a Floating Rate Note that qualifies as a VRDI provides for interest other than at a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See "Taxation of Original Issue Discount—Offered Debt Securities that are VRDIs" below.

  Definition of Variable Rate Debt Instrument (VRDI)

        An Offered Debt Security that bears interest at a floating rate (a "Floating Rate Note") will qualify as a variable rate debt instrument ("VRDI") if all four of the following conditions are met. First, the "issue price" (as defined under "Taxation of Original Issue Discount") of the Floating Rate Note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) 015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Floating Rate Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. A Floating Rate Note that does not provide for contingent principal will satisfy this requirement as long as it is not issued at a significant premium.

        Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.

        Third, the Floating Rate Note must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

        Fourth, the Floating Rate Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Floating Rate Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

  Definition of a Qualified Floating Rate

        Subject to certain exceptions, a variable rate of interest on a Floating Rate Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. This definition includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a spread. If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiple greater than 1.35 or less than or equal to .65, however, such rate will generally be an objective rate. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is not fixed throughout the term of the Floating Rate Note and is reasonably expected as of the issue date to cause the yield on the Floating Rate Note to be significantly more or less than the expected yield determined without the restriction.

  Definition of an Objective Rate

        Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of HSBC Finance (or a related party) nor unique to the circumstances of HSBC Finance (or a related party). A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Floating Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the term. The Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date hereof, no such other rates have been designated. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

        If interest on a Floating Rate Note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

  Taxation of Original Issue Discount

        U.S. Holders of Offered Debt Securities issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. Additional rules applicable to Offered Debt Securities having OID that are denominated in or determined by reference to a currency other than the U.S. Dollar are described under "Foreign Currency Notes" below. OID is the excess, if any, of an Offered Debt Security's "stated redemption price at maturity" over the Offered Debt Security's "issue price." An Offered Debt Security's "stated redemption price at maturity" is the sum of all payments provided by the Offered Debt Security (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of an Offered Debt Security is the first price at which a substantial amount of the Offered Debt Securities in the issuance that includes the Offered Debt Security is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If an Offered Debt Security is issued as part of an investment unit (e.g., together with an Offered Warrant), the issue price of the investment unit is determined in the same manner and allocated between the Offered Debt Security and right (or rights) that comprise the unit based on their relative fair market values.

        U.S. Holders of Offered Debt Securities with OID (other than Short-Term Notes, as defined below) generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A U.S. Holder's tax basis in an Offered Debt Security is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

        The amount of OID with respect to an Offered Debt Security will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of an Offered Debt Security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Offered Debt Security). If the amount of OID is less than that amount, the OID that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Offered Debt Security.

  Inclusion of OID in Income—Fixed Rate Notes

        In the case of an Offered Debt Security that bears interest rate (a "Fixed Rate Note") issued with OID, the amount of OID includible in the income of a U.S. Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Fixed Rate Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Fixed Rate Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Fixed Rate Note. The yield to maturity is constant over the term of the Fixed Rate Note and, when expressed as a percentage, must be calculated to at least two decimal places.

        Second, the term of the Fixed Rate Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Fixed Rate Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

        Third, the total amount of OID on the Fixed Rate Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Fixed Rate Note at the beginning of the accrual period and the yield to maturity of the Fixed Rate Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Fixed Rate Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Fixed Rate Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Fixed Rate Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Fixed Rate Note, the amount of OID previously includible in the gross income of any U.S. Holder is determined without regard to "premium" and "acquisition premium", as those terms are defined below under "Market Discount and Premium."

        Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

        A U.S. Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held the Fixed Rate Note. Under the constant yield method described above, U.S. Holders generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

  Taxation of OID on Floating Rate Notes and Indexed Notes

        The taxation of OID on a Floating Rate Note or an Offered Debt Security for which the principal amount payable at the stated maturity, or the interest on the Offered Debt Security, or both, may be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (an "Indexed Note") will depend on whether the Floating Rate Note or Indexed Note is a VRDI, as that term is described above under "—Taxation of Interest—Definition of a Variable Rate Debt Instrument (VRDI)."

  Offered Debt Securities that are VRDIs

        In the case of a VRDI that provides for qualified stated interest (as defined above) the amount of qualified stated interest and OID, if any, includible in income during a taxable year is determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate of interest is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the Offered Debt Security. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If an Offered Debt Security that is a VRDI does not provide for qualified stated interest, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows:

        First, in the case of an instrument that provides for interest at a fixed rate, replace the fixed rate by a qualified floating rate (or qualified inverse floating rate, if applicable) such that the fair market value of the instrument as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

        Second, determine the fixed rate substitute for each variable rate provided by the Offered Debt Security. The fixed rate substitute for each qualified floating rate provided by the Offered Debt Security is the value of that qualified floating rate on the issue date. If the Offered Debt Security provides for two or more qualified floating rates with different intervals between interest adjustment dates, the fixed rate substitutes are based on intervals that are equal in length. The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Offered Debt Security.

        Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Offered Debt Security, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Offered Debt Security.

        Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the U.S. Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Taxation of Original Issue Discount—Fixed Rate Notes," above.

        Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. In general, this increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument constructed under the third step provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period, and otherwise the increase or decrease is an adjustment to OID, if any, for the accrual period.

  Offered Debt Securities that are not VRDIs

        Unless otherwise noted in the applicable Prospectus Supplement or pricing supplement, if any, Floating Rate Notes or Indexed Notes that are not VRDIs ("Contingent Notes") will be treated as "contingent payment debt instruments" and will be taxable under the rules applicable thereto (the "Contingent Debt Regulations") for U.S. federal income tax purposes. As a result, the Contingent Notes will generally be subject to the OID provisions of the Code and the regulations thereunder, and a U.S. Holder will be required to accrue interest income on the Contingent Notes as set forth below.

        First, HSBC Finance is required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which HSBC Finance would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions) but not taking into consideration the risk of the contingencies or the liquidity of the Contingent Note. Further, the comparable yield may not be less than the applicable Federal Rate announced monthly by the IRS (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note is, without proper evidence to the contrary, presumed to be the AFR.

        Second, solely for purposes of determining the amount of interest income that a U.S. Holder will be required to accrue (and which HSBC Finance will be required to report on an IRS Form 1099), HSBC Finance will be required to construct a "projected payment schedule" for the Contingent Notes, determined under the Contingent Debt Regulations (the "Schedule"), representing a series of payments the amount and timing of which would produce a yield to maturity on the Contingent Notes equal to the comparable yield. The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

        Third, under the usual rules applicable to Offered Debt Securities issued with OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the U.S. Holder held the Contingent Note.

        Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, interest income is generally increased (or decreased) if the actual contingent payment is more (or less) than the projected payment. Differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

        The Contingent Debt Regulations require HSBC Finance to provide each U.S. Holder of a Contingent Note with the Schedule. If HSBC Finance does not create the Schedule or the Schedule is unreasonable, a U.S. Holder must set its own projected payment schedule and explicitly disclose the fact that the U.S. Holder's schedule is being used and the reason therefor. Unless otherwise prescribed by the IRS, the U.S. Holder must make such disclosure on a statement attached to the U.S. Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

        In general, any gain realized by a U.S. Holder on the sale, exchange or other disposition of a Contingent Note is interest income. Any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules also apply with respect to market discount and premium on Contingent Notes that may differ from the rules described below under "Market Discount and Premium."

  Other Rules

        Certain Offered Debt Securities having OID may be redeemed prior to maturity. Such Offered Debt Securities may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Offered Debt Securities with a redemption feature should carefully examine the applicable Prospectus Supplement and pricing supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and OID will depend, in part, on the particular terms and the particular features of the Offered Debt Security.

  Short-Term Notes

        In the case of an Offered Debt Security that matures one year or less from its date of issuance (a "Short-Term Note"), a cash method U.S. Holder generally is not required to accrue OID for U.S. federal income tax purposes unless such Holder elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for federal income tax purposes on the accrual method and certain other U.S. Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes as it accrues on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required, and does not elect, to include the OID in income currently, stated interest will generally be taxable at the time it is received and any gain realized on the sale, exchange or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or other disposition (generally reduced by prior payments of interest, if any). In addition, such Holders will be required to defer deductions for all or a portion of any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued OID not previously included in income.

  Extendible Offered Debt Securities

        If so indicated in the Prospectus Supplement and pricing supplement relating to an Offered Debt Security, HSBC Finance will have the option to extend the original maturity date of such Offered Debt Security for one or more periods (an "Extendible Note"). The treatment of a U.S. Holder of Extendible Notes with respect to which such an option has been exercised who does not elect to have HSBC Finance repay such Extendible Notes on the applicable original stated maturity date is unclear and will depend, in part, on the terms established for such Extendible Notes by HSBS Finance pursuant to the exercise of such option (the "Revised Terms"). Such Holder may be treated for U.S. federal income tax purposes as having exchanged such Extendible Notes (the "Old Notes") for new Offered Debt Securities with Revised Terms (the "New Notes"). If the U.S. Holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

        If the exercise of the option by HSBC Finance is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a U.S. Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a U.S. Holder will recognize gain (and may or may not recognize loss, depending on the relevant Revised Terms) generally equal to the difference between the issue price of the New Notes and such Holder's tax basis in the Old Notes. If the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a U.S. Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be enacted in the future and, if enacted, whether it would apply to recapitalizations occurring prior to the date of enactment.

        The presence of such an option may also affect the calculation of OID, among other things. For purposes of such calculation, HSBC Finance will be deemed to exercise or not exercise an option in a manner that minimizes the yield on the Extendible Note. If the exercise of such option actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the Extendible Note are redetermined by treating the Extendible Note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date.

        The foregoing discussion of Extendible Notes is provided for general information only. Additional tax considerations may arise from the ownership of Extendible Note in light of the particular features or combination of features of such Extendible Notes. U.S. Holders intending to purchase Offered Debt Securities with such features should examine the applicable Prospectus Supplement and pricing supplement and should consult their own tax advisors.

  Indexed Notes

        The U.S. federal income tax treatment of Indexed Notes will depend on whether the Indexed Note qualifies as a VRDI (as defined above under "Taxation of Interest—Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate"). The treatment of an Indexed Note that qualifies as a VRDI is described above under "Taxation of Interest" and "Taxation of Original Issue Discount." An Indexed Note that does not qualify as a VRDI will be treated as a Contingent Note (as defined above) assuming it is properly treated as indebtedness for federal income tax purposes, taxable in the manner described above under "Taxation of Original Issue Discount—Floating Rate Notes that are not VRDIs." An Indexed Note denominated in U.S. dollars, and having payments of interest or principal determined with reference to a foreign currency, is generally subject to the special rules for Foreign Currency Notes described below under "Foreign Currency Notes."

  Market Discount

        If a U.S. Holder acquires an Offered Debt Security having a maturity date of more than one year from the date of its issuance and has a tax basis in the Offered Debt Security that is less than its "stated redemption price at maturity" (or, in the case of an Offered Debt Security with OID, less than its "adjusted issue price"), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (from the date of acquisition). Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment (or, in the case of an Offered Debt Security having OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, other disposition or other disposition of, an Offered Debt Security as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such Offered Debt Security is disposed of in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such Holder had sold the Offered Debt Security at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of an Offered Debt Security except that, at the election of the U.S. Holder, market discount may accrue on a constant yield basis. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Offered Debt Security. A U.S. Holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the U.S. Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. An election to include market discount in income currently will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Premium and Acquisition Premium

        A U.S. Holder that purchases an Offered Debt Security having OID for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable on the Offered Debt Security other than payments of qualified stated interest will be considered to have purchased such Offered Debt Security at an "acquisition premium." In such a case, the amount of OID otherwise includible in the U.S. Holder's income during an accrual period is reduced by a fraction. The numerator of this fraction is the excess of the adjusted basis of the Offered Debt Security immediately after its acquisition by the U.S. Holder over the adjusted issue price of the Offered Debt Security. The denominator of this fraction is the excess of the sum of all amounts payable on the Offered Debt Security after the purchase date, other than payments of qualified stated interest, over the Offered Debt Security's adjusted issue price. As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the U.S. Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

        If a U.S. Holder purchases an Offered Debt Security for an amount in excess of the sum of all amounts payable on the Offered Debt Security after the date of acquisition (other than payments of qualified stated interest), such Holder will be considered to have purchased such Offered Debt Security with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any OID in income. Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "—Taxation of Original Issue Discount"), over the remaining term of the Offered Debt Security

(where such Offered Debt Security is not redeemable prior to its maturity date). In the case of Offered Debt Securities that may be redeemed prior to maturity, the premium is calculated assuming that the issuer or holder will exercise or not exercise its redemption rights in a manner that maximizes the U.S. Holder's yield. A U.S. Holder who elects to amortize bond premium must reduce such Holder's tax basis in the Offered Debt Security by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such Holder and may be revoked only with the consent of the IRS.

  Election to Treat all Interest as OID

        A U.S. Holder may elect to include in gross income its entire return on an Offered Debt Security (i.e., in general, the excess of all payments to be received on the Offered Debt Security over the amount paid for the Offered Debt Security by such Holder) in accordance with a constant yield method based on the compounding of interest. Such an election for an Offered Debt Security with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation. Similarly, such an election for an Offered Debt Security with market discount will result in a deemed election to accrue market discount in income currently for such Offered Debt Security and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS.

        The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of the market discount, acquisition premium and amortizable bond premium rules.

  Sale, Exchange or Other Disposition of the Offered Debt Securities

        Upon the sale, exchange or other disposition of an Offered Debt Security, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition (not including any amount attributable to accrued but unpaid qualified stated interest) and such Holder's adjusted tax basis in the Offered Debt Security. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. Holder will be treated as a payment of interest. See "Taxation of Interest" above. A U.S. Holder's adjusted tax basis in an Offered Debt Security will equal the cost of the Offered Debt Security to such Holder, increased by the amount of any market discount, discount with respect to a Short-Term Note and OID, in each case to the extent previously included in income by such Holder with respect to such Offered Debt Security, and reduced by any amortized bond premium, acquisition premium and principal payments received by such Holder and, in the case of an Offered Debt Security having OID, by the amounts of any other payments received included in the stated redemption price at maturity, as described above.

        Generally, gain or loss realized on the sale, exchange or other disposition of an Offered Debt Security will be capital gain or loss (except as provided under "Taxation of Original Issue Discount—Floating Rate Notes that are not VRDIs", "Short-Term Notes" and "Market Discount and Premium" above and "Foreign Currency Notes" below), and will be long-term capital gain or loss if at the time of sale, exchange or other disposition the Offered Debt Security has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

  Foreign Currency Notes

        The following summary relates to Offered Debt Securities that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes").

        A U.S. Holder of a Foreign Currency Note who receives a payment of interest in a foreign currency that is not required to be included in income by such Holder prior to its receipt (e.g., qualified stated interest received by a U.S. Holder using the cash method of accounting) will be required to include in income the U.S. dollar value of such foreign currency payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in the foreign currency.

        In the case of interest income on a Foreign Currency Note that is required to be included in income by a U.S. Holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by a U.S. Holder using the accrual method of accounting, accrued OID, or accrued market discount includible in income as it accrues), a U.S. Holder will be required to include in income the U.S. dollar value of the interest income (including OID or market discount but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that accrued during the relevant accrual period. OID, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the U.S. Holder makes the election discussed below, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for each business day during the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for each business day during the partial period within the taxable year. Such U.S. Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the time the income accrued and the date of payment. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A U.S. Holder may elect to translate interest income (including OID and market discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. Such U.S. Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income translated at the relevant spot rate described in the preceding sentence. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.

        The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or upon the sale, exchange, other disposition or other disposition of a Foreign Currency Note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, exchange, other disposition or other disposition.

        Any gain or loss realized on the sale, exchange or other disposition of a Foreign Currency Note with amortizable bond premium by a U.S. Holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates determined as described in the second succeeding paragraph.

Exchange gain or loss will be realized on any amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal as described in the second succeeding paragraph. Similar rules apply in the case of acquisition premium.

        A U.S. Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. In the case of an adjustment resulting from an accrual of OID or market discount, such adjustment will be made at the rate at which such OID or market discount is translated into U.S. dollars under the rules described above. A U.S. Holder that converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. A U.S. Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.

        Gain or loss realized upon the sale, exchange or other disposition of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such U.S. Holder acquired such Foreign Currency Note. Any portion of the proceeds of such sale, exchange or other disposition attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss will be recognized only to the extent of the overall gain or loss realized by a U.S. Holder on the sale, exchange or other disposition of the Foreign Currency Note. In general, the source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder or the "qualified business unit" of such Holder on whose books the Foreign Currency Note is properly reflected. Any gain or loss realized by a U.S. Holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount not previously included in such Holder's income or, in the case of a Short-Term Note, to the extent of any OID not previously included in such Holder's income).

        A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or other disposition. Regulations provide a special rule for purchases and sales of publicly traded debt instruments by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchases and sale of publicly traded debt instruments provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. U.S. Holders should consult their tax advisors concerning the applicability of the special rules summarized in this paragraph to Foreign Currency Notes.

        A Foreign Currency Note that is denominated either in a so-called hyperinflationary currency or in more than one currency (e.g., a Foreign Currency Note providing for payments determined by reference to the exchange rate of one or more specified currencies relative to an indexed currency), or that is treated as a Contingent Note under the rules described above may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase Foreign Currency Notes with such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to the purchase, ownership and disposition of such Foreign Currency Notes.

Tax Consequences to Non-U.S. Holders

        Subject to the discussion of backup withholding below, payments of principal and interest on the Offered Debt Securities by HSBC Finance or any paying agent to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that, in the case of interest:

  •
  such Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of HSBC Finance entitled to vote;

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  such Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to HSBC Finance through stock ownership;

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  such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

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  such interest is not contingent interest described in Section 871(h)(4) of the Code; and

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  the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met.

        The certification requirements set forth in Section 871(h) or 881(c) of the Code are satisfied if either (1) the beneficial owner of the Offered Debt Security certifies, under penalties of perjury, to the last U.S. payor (or non-U.S. payor who is an authorized foreign agent of the U.S. payor, a "qualified intermediary," a U.S. branch of a foreign bank or foreign insurance company, a "withholding foreign partnership" or a "withholding foreign trust") in the chain of payment (the "Withholding Agent") that such owner is a Non-U.S. Holder and provides such owner's name and address, or (2) a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") that holds the Offered Debt Security certifies to the Withholding Agent, under penalties of perjury, that the certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the Withholding Agent with a copy thereof. Generally, this statement is made on IRS Form W-8BEN, or substantially similar form, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent (or financial institution) within 30 days of such change by furnishing a new IRS Form W-8BEN (and the financial institution must promptly so inform the Withholding Agent). If an Offered Debt Security is held through a non-U.S. securities clearing organization or a non-U.S. financial institution (other than a U.S. branch or office of such organization or institution) or a non-U.S. branch or office of a U.S. financial institution or U.S. clearing organization, the organization or institution must provide a signed statement on an IRS Form W-8IMY to the Withholding Agent. However, in such case, unless the organization or institution is a qualified intermediary, a withholding foreign partnership or withholding foreign trust, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substantially similar form provided by the beneficial owner to the organization or institution and such other information that is required by the IRS Form W-8IMY and Treasury Regulations, and such information must be updated as required. If the institution or organization is a qualified intermediary, withholding foreign partnership or withholding foreign trust that has entered into a qualified intermediary or similar agreement with the IRS, it must provide the Withholding Agent or other intermediary such additional information as is required by the agreement, IRS Form W-8IMY and Treasury Regulations.

        Even if a Non-U.S. Holder does not meet the above requirements, if the Non-U.S. Holder is entitled to the benefits of an income tax treaty to which the United States is a party, and the Non-U.S. Holder provides a properly completed IRS Form W-8BEN, such Non-U.S. Holder may obtain an exemption from or reduction of the withholding of tax (depending on the terms of the treaty).

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Offered Debt Security, or gain realized on the sale, exchange or other disposition of an Offered Debt Security, is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from withholding, will generally be subject to regular U.S. income tax on such interest or gain in the same manner as if it were a U.S. taxpayer. In lieu of the certification described above, such a holder will be required to provide to the Withholding Agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, an Offered Debt Security will be included in the earnings and profits of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

        Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange or other disposition of an Offered Debt Security unless:

  •
  the gain is effectively connected with the U.S. Holder's conduct of a trade or business within the United States, or

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  in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        Notwithstanding these two bullet points, a Non-U.S. Holder will not be subject to U.S. federal income tax to the extent that a treaty reduction or exemption applies and the appropriate documentation is provided.

Backup Withholding and Information Reporting

        The current backup withholding rate is 28% of the amount paid and is expected to increase to 31% for 2011 and thereafter. any amounts withheld under backup withholding rules will be allowed as a refund or credit against a U.S. or non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

        U.S. Holders.    In general, information reporting requirements will apply to payments of principal, interest, and premium paid on Offered Debt Securities and to the proceeds of sale of an Offered Debt Security paid to U.S. Holders other than certain exempt recipients such as corporations). A backup withholding tax may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number and required certifications (generally on IRS Form W-9) or certification of exempt status or fails to report in full dividend and interest income.

        Non-U.S. Holders. A Non-U.S. Holder will not be subject to backup withholding provided that the Non-U.S. Holder has provided an IRS Form W-8BEN (or other permitted certification), together with all appropriate attachments, signed under penalties of perjury, identifying itself and certifying that it is not a U.S. person. Certain information reporting requirements may still apply even if an exemption from backup withholding is established.

        The payment of the proceeds from the disposition of an Offered Debt Security to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exception. The payment of the proceeds from the disposition of the Offered Debt Security to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker is:

  •
  a U.S. person;

  •
  a controlled foreign corporation;

  •
  a U.S. branch of a foreign bank or foreign insurance company;

  •
  a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business; or

  •
  a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period.

        In the case of the payment of the proceeds from the disposition of the Offered Debt Securities to or through a non-U.S. office of a broker that is described above, information reporting (but not backup withholding) is required with respect to the payment unless the broker has documentary evidence in its files confirming the status of the Non-U.S. Holder as such and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

        Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

        THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE OFFERED DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

Initial Offering and Sale

        HSBC Finance may sell the securities in their initial offering in any of four ways: (i) through underwriters or dealers for resale; (ii) directly to a limited number of purchasers or to a single purchaser; (iii) through agents or (iv) through a combination of any of these methods of sale. The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices. Any underwriters, dealers and agents may include HSBC Securities (USA) Inc., an affiliate of HSBC Finance, as described below. The Prospectus Supplement will set forth the terms of the securities being offered, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to HSBC Finance from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the offered securities are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to take and pay for the offered securities. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of offered securities will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

        The offered securities may be sold directly by HSBC Finance or through agents designated by HSBC Finance from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered is named, and any commissions payable by HSBC Finance to such agent will be set forth, in the Prospectus Supplement relating thereto.

        Underwriters and agents who participate in the distribution of the offered securities may be entitled under agreements which may be entered into with HSBC Finance to indemnification by HSBC Finance against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

        If so indicated in the Prospectus Supplement, HSBC Finance will authorize underwriters, dealers or other persons acting as HSBC Finance's agents to solicit offers by certain institutions to purchase offered securities from HSBC Finance pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by HSBC Finance. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the offered securities are also being sold to underwriters, HSBC Finance shall have sold to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

        In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Certain of the underwriters, dealers, agents or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to HSBC Finance and its affiliates, for which such underwriters, dealers, agents or their affiliates have received or will receive customary fees and commissions.

        HSBC Finance and HSBC Securities (USA) Inc. are wholly owned indirect subsidiaries of HSBC Holdings. HSBC Securities (USA) Inc., a broker-dealer subsidiary of HSBC Holdings, is a member of the National Association of Securities Dealers, Inc. ("NASD") and may participate in distributions of the offered securities. Accordingly, offerings of the offered securities in which HSBC Securities (USA) Inc. participates will conform to the requirements of Rule 2720 of the Conduct Rules of the NASD, and any underwriters offering the offered securities in such offerings will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer. The maximum underwriting discounts and commissions to be received by any NASD member or independent broker/dealer in connection with any distribution of offered securities will not exceed 8% of the principal amount of such offered securities.

        Each series of offered securities will be a new issue of securities and will have no established trading market prior to its original issue date. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange or admitted for trading in an automatic quotation system. No assurance can be given as to the liquidity or trading market for any of the offered securities.

        Unless otherwise specified in the applicable Prospectus Supplement, payment of the purchase price for the securities will be required to be made in immediately available funds on the date of settlement.

Market-Making Resales by Affiliates

        This prospectus together with the applicable Prospectus Supplement and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market- making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Finance may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of HSBC Finance has an obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

        The securities to be sold in market making transactions include securities to be issued after the date of this prospectus, as well as our securities that have previously been issued.

        HSBC Finance does not expect to receive any proceeds from market-making transactions. HSBC Finance does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Finance.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless HSBC Finance or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

NOTICE TO CANADIAN INVESTORS

        The offering of the offered securities in Canada is being made solely by this prospectus and any accompanying Prospectus Supplement and any decision to purchase offered securities should be based solely on information contained in or incorporated by reference into these documents. No person has been authorized to give any information or to make any representations concerning this offering other than those contained in or incorporated by reference into these documents. These documents constitute an offering in Canada of the offered securities described herein only in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Québec (the "Private Placement Provinces").

Responsibility

        Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by any dealer as to the accuracy or completeness of the information contained in this prospectus or any accompanying Prospectus Supplement or any other information provided by the Company in connection with the offering of the offered securities in Canada.

Resale Restrictions

        The distribution of the offered securities in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each of the Private Placement Provinces. Accordingly, any resale of the offered securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with the available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the offered securities.

        The Company is not a "reporting issuer", as such term is defined under applicable Canadian securities laws, in any Private Placement Province or elsewhere in Canada. Canadian investors are advised that the Company currently does not intend to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the offered securities to the public in any province or territory of Canada in connection with this offering.

Representations of Purchasers

        Each purchaser of offered securities in Canada will be deemed to have represented to the Company and any dealer who sells offered securities to such purchaser that: (a) the offer and sale of the offered securities was made exclusively through the final version of the prospectus and any accompanying Prospectus Supplement and was not made through an advertisement of the offered securities in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada; (b) such purchaser has reviewed and acknowledges the terms referred to above under "Resale Restrictions"; (c) where required by law, such purchaser is purchasing as principal for its own account and not as agent for the benefit of another person; and (d) such purchaser, or any ultimate purchaser for which such purchaser is acting as agent, is entitled under applicable Canadian securities laws to purchase such offered securities without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing: (i) in the case of a purchaser resident in a Private Placement Province other than Ontario, without the dealer having to be registered, (ii) in the case of a purchaser resident in British Columbia, Alberta, Saskatchewan, Manitoba or Québec, such purchaser is an "accredited investor" as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions ("NI 45-106"); (iii) in the case of a purchaser resident in Ontario, such purchaser, or any ultimate purchaser for which such purchaser is acting as agent (1) is an "accredited investor", other than an individual, as defined in NI 45-106 and is a person to which a dealer registered as an international dealer in Ontario may sell offered securities or (2) is an "accredited investor", including an individual, as defined in NI 45-106 who is purchasing offered securities from a registered investment dealer within the meaning of section 98 of the Regulation to the Securities Act (Ontario).

        In addition, each resident of Ontario who purchases offered securities will be deemed to have represented to the Company and each dealer from whom a purchase confirmation is received, that such purchaser: (a) has been notified by the Company (i) that the Company is required to provide information ("personal information") pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the number and value of any offered securities purchased), which Form 45-106F1 is required to be filed by the Company under NI 45-106; (ii) that such personal information will be delivered to the Ontario Securities Commission (the "OSC") in accordance with NI 45-106; (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario; (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (v) that the public official in Ontario who can answer questions about the OSC's indirect collection of such personal information is the Administrative Assistant to the Director of Corporate Finance at the OSC, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086; and (b) has authorized the indirect collection of the personal information by the OSC. Further, the purchaser acknowledges that its name, address, telephone number and other specified information, including the number of offered securities it has purchased and the aggregate purchase price to the purchaser, may be disclosed to other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable Canadian securities laws. By purchasing the offered securities, each Canadian purchaser consents to the disclosure of such information.

Certain Relationships and Related Transactions

        The Company and certain of the dealers who may effect sales of offered securities in Canada are indirect subsidiaries of HSBC Holdings plc. By virtue of such common ownership, the Company is a "related issuer" and may be a "connected issuer" for the purposes of Canadian securities legislation. This relationship and other related matters are set forth in greater detail in this prospectus and any accompanying Prospectus Supplement. See "HSBC Finance", "Use of Proceeds" and "Plan of Distribution" in this prospectus and the description of the use of proceeds and underwriting arrangements in any accompanying Prospectus Supplement. Any decision of HSBC Securities (Canada) Inc. to act as dealer in respect of the offered securities will be made independently of its affiliates.

Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this prospectus and any accompanying Prospectus Supplement does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the offered securities and, in particular, does not address Canadian tax considerations. Canadian investors should consult their own legal and tax advisers with respect to the tax consequences of an investment in the offered securities in their particular circumstances and with respect to the eligibility of the offered securities for investment by such investor under relevant Canadian legislation and regulations. Canadian investors should likewise consult with their own legal and tax advisers concerning the foreign income tax consequence of an investment in the offered securities, if any.

Rights of Action for Damages or Recission

        Securities legislation in certain of the Canadian Private Placement Provinces provides purchasers of securities with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where this prospectus and any accompanying Prospectus Supplement and any amendment to them contains a "Misrepresentation". Where used herein, "Misrepresentation" means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed by applicable securities legislation.

Ontario

        Section 130.1 of the Securities Act (Ontario) provides that every purchaser of securities pursuant to an offering memorandum (such as this prospectus and any accompanying Prospectus Supplement) shall have a statutory right of action for damages or rescission against the issuer and any selling security holder in the event that the offering memorandum contains a Misrepresentation. A purchaser who purchases securities offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied upon the Misrepresentation, a right of action for damages or, alternatively, while still the owner of the securities, for rescission against the issuer and any selling security holder provided that:

  if the purchaser exercises its right of rescission, it shall cease to have a right of action for damages as against the issuer and the selling security holders, if any;

  the issuer and the selling security holders, if any, will not be liable if they prove that the purchaser purchased the securities with knowledge of the Misrepresentation;

  the issuer and the selling security holders, if any, will not be liable for all or any portion of damages that it proves do not represent the depreciation in value of the securities as a result of the Misrepresentation relied upon; and

  in no case shall the amount recoverable exceed the price at which the securities were offered.

        Section 138 of the Securities Act (Ontario) provides that no action shall be commenced to enforce these rights more than:

  (a)
  in the case of an action for rescission, 180 days from the day of the transaction that gave rise to the cause of action; or

  (b)
  in the case of an action for damages, the earlier of:

    180 days from the day that the purchaser first had knowledge of the facts giving rise to the cause of action; or

    three years from the day of the transaction that gave rise to the cause of action.

        This prospectus and any accompanying Prospectus Supplement are being delivered in reliance on exemptions from the prospectus requirements contained under NI 45-106 (the "accredited investor" exemption). The rights referred to in section 130.1 of the Securities Act (Ontario) do not apply in respect of an offering memorandum (such as this prospectus and any accompanying Prospectus Supplement) delivered to a prospective purchaser in connection with a distribution made in reliance on the exemption from the prospectus requirement in section 2.3 of NI 45-106 if the prospective purchaser is:

  (a)
  a Canadian financial institution (as defined in NI 45-106) or a Schedule III bank,

  (b)
  the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada), or

  (c)
  a subsidiary of any person referred to in paragraphs (a) and (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

Enforcement of Legal Rights

        All of the Company's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Company or such persons. All or a substantial portion of the assets of the Company and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or such persons outside of Canada.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

ERISA MATTERS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("ERISA Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of offered securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions between an ERISA Plan or other plan subject to Section 4975 of the Code (such plans and ERISA Plans, "Plans") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of offered securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

        HSBC Finance, or the underwriter, dealer or agent selling offered securities, may be considered a "party in interest" or a "disqualified person" with respect to many Plans. The purchase of offered securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(c)(1) of the Code) and with respect to which HSBC Finance, or the underwriter, dealer or agent selling offered securities, is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such offered securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment finds), PTCE 95-60 (an exemption for certain transactions involving life insurance general accounts), PTCE 96-23 (an exemption for certain transactions determined by in-house investment managers), or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). By purchase of the offered securities, a Plan will be deemed to represent that such purchase and the subsequent holding of the offered securities will not result in a non-exempt prohibited transaction. Any pension or other employee benefit plan proposing to acquire any offered securities should consult with its counsel.

WHERE YOU CAN FIND MORE INFORMATION

        HSBC Finance files annual, quarterly and special reports and other information with the SEC. You may read and copy any document filed by HSBC Finance at the SEC's Public Reference Room at 100 Fifth Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later automatically updates and supersedes this information. We incorporate by reference the HSBC Finance documents listed below (filed under Household International, Inc. prior to December 15, 2004) and any future filings made by HSBC Finance with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities:

  •
  Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, June 30, 2005 and September 30, 2005; and

  •
  Current Reports on Form 8-K filed on January 5, 2005, February 28, 2005, May 16, 2005, June 22, 2005, July 1, 2005 and October 7, 2005, November 23, 2005 and December 19, 2005.

        You may request a copy of these filings, at no cost, by writing, emailing or telephoning us at: HSBC Finance Corporation, Office of the Secretary, 2700 Sanders Road, Prospect Heights, Illinois 60070, email: darcie.j.oakes@us.hsbc.com, Telephone: (847) 564-5000. These filings are also available on the website our company maintains at www.hsbcusa.com.

        You should rely only on the information incorporated by reference or provided in this prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

LEGAL OPINIONS

        The legality of the offered securities will be passed upon for HSBC Finance by Patrick D. Schwartz, Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance. Sidley Austin Brown & Wood LLP, Chicago, Illinois has acted as special tax counsel to HSBC Finance in connection with tax matters related to the issuance of Debt Securities. Certain legal matters will be passed upon for underwriters and agents by McDermott Will & Emery LLP, Chicago, Illinois. Mr. Schwartz is a full-time employee and an officer of HSBC Finance and owns equity securities of HSBC Holdings.

EXPERTS

        The consolidated financial statements of HSBC Finance as of December 31, 2004 and 2003 and for the year ended December 31, 2004; the periods January 1, 2003 through March 28, 2003 and March 29, 2003 through December 31, 2003; and the year ended December 31, 2002, which are included in our Annual Report on Form 10-K, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report states that as a result of the acquisition of HSBC Finance by HSBC Holdings plc on March 28, 2003, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable. The audit report also states that HSBC Finance has restated its consolidated financial statements as of December 31, 2003 and for the period March 29, 2003 through December 31, 2003.

        With respect to the unaudited interim financial information as of and for the three months ended March 31, 2004 and for the periods January 1, 2003 through March 28, 2003 and March 29, 2003 through March 31, 2003, as of and for the three and six months ended June 30, 2004 and for the periods January 1, 2003 through March 28, 2003 and March 29, 2003 through June 30, 2003 and the three months ended June 30, 2003, and as of and for the three and nine months ended September 30, 2004 and for the periods January 1, 2003 through March 28, 2003 and March 29, 2003 through September 30, 2003 and the three months ended September 30, 2003, incorporated by reference herein, the independent registered public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly report on Forms 10-Q/A for the quarter ended March 31, 2004, for the quarter ended June 30, 2004 and for the quarter ended September 30, 2004, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent registered public accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the 1933 Act) for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the independent registered public accountants within the meaning of Sections 7 and 11 of the 1933 Act.

HSBC Finance InterNotes®

HSBC Finance Corporation

HSBC Finance InterNotes®
Prospectus Supplement
November 16, 2007

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  Filed Pursuant to Rule 424(b)(2) Registration No. 333-130580
TABLE OF CONTENTS
SUMMARY
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
RISK FACTORS
DESCRIPTION OF INTERNOTES®
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
ABOUT THIS PROSPECTUS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
HSBC FINANCE
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
BOOK-ENTRY PROCEDURES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
NOTICE TO CANADIAN INVESTORS
ERISA MATTERS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL OPINIONS
EXPERTS